UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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PIPER JAFFRAY COMPANIES

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800 Nicollet Mall, Suite 800
Mail Stop J09N05
Minneapolis, Minnesota 55402
612 303-6000

March 14, 2008

Dear Shareholders:

You are cordially invited to join us for our 2008 annual meeting of shareholders, which will be held on Wednesday, May 7, 2008, at 3:30 p.m., Central Time, in the Huber Room on the 12th floor of our Minneapolis headquarters in the U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota. Holders of record of our common stock as of March 10, 2008, are entitled to notice of and to vote at the 2008 annual meeting. The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting.

In addition to the election of directors and the ratification of our independent auditor, the proxy statement contains a proposal to approve an amended and restated version of our 2003 Annual and Long-Term Incentive Plan, which is being amended and restated principally to increase the number of shares available for grant. The increase in shares will allow us to further our goal of aligning employees’ interests with the interests of shareholders, will foster an ownership culture among employees, will assist in the recruitment and retention of employees, and will allow us to pay compensation in equity, in lieu of cash. The Board of Directors recommends that you vote for approval of the new plan.

We hope you will be able to attend the meeting, and we have included a map showing the location of U.S. Bancorp Center on the back of the accompanying proxy statement for your convenience. However, even if you plan to attend, please vote your shares promptly to ensure they are represented at the meeting. You may submit your proxy vote by Internet or telephone as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

If your shares are held in the name of a broker, bank, trust or other nominee, you may be asked for proof of ownership to be admitted to the meeting, as described under “How can I attend the meeting?” on page 5 of the proxy statement.

We look forward to seeing you at the annual meeting.

Sincerely,

Andrew S. Duff
Chairman and Chief Executive Officer

800 Nicollet Mall, Suite 800
Mail Stop J09N05
Minneapolis, Minnesota 55402
612 303-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Wednesday, May 7, 2008, at 3:30 p.m., Central Time

Place:	The Huber Room in our Minneapolis Headquarters 12th Floor, U.S. Bancorp Center 800 Nicollet Mall Minneapolis, MN 55402

Items of Business:	1. The election of three directors, each for a one-year term.

2. Ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies for the year ending December 31, 2008.

3. Approval of our Amended and Restated 2003 Annual and Long-Term Incentive Plan.

4. Any other business that may properly be considered at the meeting or any adjournment or postponement of the meeting.

Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on March 10, 2008.

Voting by Proxy:	Whether or not you plan to attend the annual meeting, please vote your shares by proxy to ensure they are represented at the meeting. You may submit your proxy vote by Internet or telephone, as described in the following materials, by no later than 11:59 p.m. Eastern Daylight Time on Tuesday, May 6, 2008, or by completing, signing and promptly returning the enclosed proxy card by mail. We encourage you to vote by Internet or telephone in order to reduce our mailing and handling expenses. If you choose to submit your proxy by mail, we have enclosed an envelope addressed to our vote tabulator, Broadridge Financial Solutions, Inc., for which no postage is required if mailed in the United States.

By Order of the Board of Directors

James L. Chosy
Secretary

March 14, 2008

PROXY STATEMENT

i

ii

PROXY STATEMENT

2008 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 7, 2008

The Board of Directors of Piper Jaffray Companies is soliciting proxies for use at the annual meeting of shareholders to be held on May 7, 2008, and at any adjournment or postponement of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about March 14, 2008.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders, and management will report on matters of current interest to our shareholders and respond to questions from our shareholders. The matters outlined in the notice include the election of directors, ratification of the selection of our independent auditor for 2008 and approval of the amendment and restatement of our Amended and Restated 2003 Annual and Long-Term Incentive Plan (the “Incentive Plan”), which is being amended and restated principally to increase the number of shares of our common stock available for issuance under the Incentive Plan by 1,000,000 shares.

With respect to the Incentive Plan proposal, the Board of Directors believes that this proposal is critical to Piper Jaffray’s future success. The increase in shares will allow us to further our goal of aligning employees’ interests with the interests of shareholders, will foster an ownership culture among employees, will assist in the recruitment and retention of employees, and will allow us to pay compensation in equity, in lieu of cash. The Board of Directors recommends that you vote for approval of the Incentive Plan.

Who is entitled to vote at the meeting?

The Board has set March 10, 2008, as the record date for the annual meeting. If you were a shareholder of record at the close of business on March 10, 2008, you are entitled to vote at the meeting. As of the record date, 18,753,548 shares of common stock, representing all of our voting stock, were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 18,753,548 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to a majority of the voting power of the outstanding shares of common stock entitled to vote generally in the election of directors as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly and timely submitted your proxy as described below under “How do I submit my proxy?”

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two executive officers have been designated as proxies for our 2008 annual meeting of shareholders. These executive officers are James L. Chosy and Thomas P. Schnettler.

What is a proxy statement?

It is a document that we are required to give you, in accordance with regulations of the Securities and Exchange Commission, when we ask you to designate proxies to vote your shares of Piper Jaffray Companies common stock at a meeting of our shareholders. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the Securities and Exchange Commission and rules of the New York Stock Exchange.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How do I submit my proxy?”

How do I submit my proxy?

If you are a shareholder of record, you can submit a proxy to be voted at the meeting in any of the following ways:

•	electronically, using the Internet;

•	over the telephone by calling a toll-free number; or

•	by completing, signing and mailing the enclosed proxy card.

The Internet and telephone voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly. When you vote by Internet or telephone, you reduce our mailing and handling expenses. If you are a shareholder of record and would like to submit your proxy by Internet or telephone, please refer to the specific instructions provided on the enclosed proxy card. If you wish to vote using a paper format, please return your signed proxy card promptly to ensure we receive it before the annual meeting.

If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trust or other nominee. Your broker, bank, trust or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker, bank, trust or other nominee how to vote your shares. In many cases, you may be permitted to submit your voting instructions by Internet or telephone.

How do I vote if I hold shares in the Piper Jaffray Companies Retirement Plan or U.S. Bancorp 401(k) Savings Plan?

If you hold shares of Piper Jaffray common stock in the Piper Jaffray Companies Retirement Plan or U.S. Bancorp 401(k) Savings Plan, your completed proxy card or the submission of your proxy by Internet or telephone will serve as voting instructions to the respective plan’s trustee. Your voting instructions must be received at least five days prior to the annual meeting in order to count. In accordance with the terms of the Piper Jaffray Companies Retirement Plan and U.S. Bancorp 401(k) Savings Plan, the trustee of each plan will vote all of the shares held in the plan in the same proportion as the actual proxy votes submitted by plan participants at least five days prior to the annual meeting.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy by Internet or telephone, vote once for each card or control number you receive.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote in person at the annual meeting, the vote you submit at the meeting will override your proxy vote.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain and bring to the meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in the Piper Jaffray Companies Retirement Plan or U.S. Bancorp 401(k) Savings Plan, you may submit voting instructions as described above, but you may not vote your Piper Jaffray shares held in the Piper Jaffray Companies Retirement Plan or U.S. Bancorp 401(k) Savings Plan in person at the meeting.

How does the Board recommend that I vote?

The Board of Directors recommends a vote:

•	FOR all of the nominees for director;

•	FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray for the year ending December 31, 2008; and

•	FOR the amendment and restatement of the Incentive Plan, which is being amended and restated principally to increase the number of shares of our common stock available for issuance under the Incentive Plan by 1,000,000 shares. The Board of Directors believes that this proposal is critical to Piper Jaffray’s future success, so please vote your shares, or instruct your broker, bank, trust or other nominee how to vote on this proposal.

What if I do not specify how I want my shares voted?

If you are a shareholder of record and submit a signed proxy card or submit your proxy by Internet or telephone but do not specify how you want to vote your shares on a particular manner, we will vote your shares as follows:

•	FOR all of the nominees for director;

•	FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray for the year ending December 31, 2008; and

•	FOR the amendment and restatement of the Incentive Plan.

Your vote is important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the annual meeting. If you are a street name holder and fail to instruct the shareholder of record how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote “uninstructed” shares held by them on behalf of their clients who are street name holders. With respect to the election of the nominees for director and the ratification of the selection of Ernst & Young as our independent auditor for the year ending December 31, 2008, the rules permit member brokers (other than our broker-dealer subsidiary, Piper Jaffray & Co.) to exercise voting discretion as to the uninstructed shares. If the broker, bank or other nominee does not exercise this discretion, the uninstructed share will be referred to as a “broker non-vote.” With respect to the amendment and restatement of the Incentive Plan, however, member brokers (including Piper Jaffray & Co.) may not exercise voting discretion and thus uninstructed shares will not be voted on this proposal. For more information regarding the effect of broker non-votes on the outcome of the vote, see below under “How are votes counted?”

Our broker-dealer subsidiary, Piper Jaffray & Co., is a member broker of the New York Stock Exchange and is a shareholder of record with respect to shares of our common stock held in street name on behalf of Piper Jaffray & Co. clients. Because Piper Jaffray & Co. is our affiliate, New York Stock Exchange rules prohibit Piper Jaffray & Co. from voting uninstructed shares even on routine matters. Instead, Piper Jaffray & Co. may vote uninstructed shares on such matters only in the same proportion as the shares represented by the votes cast by all shareholders of record with respect to such matters.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting, in any of the following ways:

•	by submitting a later-dated proxy by Internet or telephone before the deadline stated on the enclosed proxy card;

•	by submitting a later-dated proxy to the corporate secretary of Piper Jaffray Companies, which must be received by us before the time of the annual meeting;

•	by sending a written notice of revocation to the corporate secretary of Piper Jaffray Companies, which must be received by us before the time of the annual meeting; or

•	by voting in person at the meeting.

What vote is required to approve each item of business included in the notice of meeting?

The three director nominees who receive the most votes cast at the meeting in person or by proxy will be elected. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent auditor and to amend and restate the Incentive Plan, provided, however, that with respect to the Incentive Plan, a majority of the total number of outstanding shares of common stock must vote on the proposal.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each director nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you properly submit your proxy but withhold authority to vote for one or more director nominees or abstain from voting on one or more of the proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting or withheld authority to vote. If you do not submit your proxy or voting instructions and also do not vote by ballot at the annual meeting, your shares will not be counted as present at the meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under “What if I do not specify how I want my shares voted?”

If you withhold authority to vote for one or more of the director nominees or you do not vote your shares on this matter (whether by broker non-vote or otherwise), this will have no effect on the outcome of the vote. With respect to the proposal to ratify the selection of Ernst & Young LLP as our independent auditor, if you abstain from voting this will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not or may not vote your shares), this will have no effect on the outcome of the vote. Similarly, abstentions regarding the Incentive Plan will have the same effect as a vote against the proposal, and a failure to vote or a broker non-vote on the Incentive Plan proposal will have no effect on the outcome, provided, however, that a failure to vote or a broker non-vote may affect the voting to the extent that the failure to vote or the broker non-vote causes less than a majority of the outstanding shares of common stock to be voted on the Incentive Plan proposal.

How can I attend the meeting?

All of our shareholders are invited to attend the annual meeting. You may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the meeting. A brokerage statement or letter from your broker, bank, trust or other nominee are examples of proof of ownership. To help us plan for the meeting, please let us know whether you expect to attend, by responding affirmatively when prompted during Internet or telephone voting or by marking the attendance box on the proxy card.

Who pays for the cost of proxy preparation and solicitation?

Piper Jaffray pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the annual meeting for a fee of approximately $25,000 plus reimbursement of out-of-pocket expenses. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies personally, telephonically, electronically or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.

Can I receive future proxy statements and annual reports electronically instead of receiving paper copies through the mail?

Yes. If you are a shareholder of record, you may request and consent to electronic delivery of future proxy statements and annual reports by accessing the website www.proxyvote.com and following the instructions to vote. After you have voted your proxy, you will be prompted regarding electronic delivery. If your shares are held in street name, please contact your broker, bank, trust or other nominee and ask about the availability of electronic delivery.

Important notice regarding the availability of proxy materials for our annual meeting of shareholders to be held on May 7, 2008: Our proxy statement and 2007 Annual Report are available at www.piperjaffray.com/proxymaterials.

ITEM 1 — ELECTION OF DIRECTORS

The number of directors currently serving on our Board of Directors is eight. In 2007, our Board of Directors and shareholders approved an amendment and restatement of our Amended and Restated Certificate of Incorporation, which declassified our Board of Directors and provided for the annual election of all of our directors in a manner that does not affect the unexpired terms of the directors elected prior to our 2008 annual meeting. By staggering the implementation of the declassified board in a manner that does not affect unexpired terms, the directors who previously served in Class II are the only nominees for election at our 2008 annual meeting. At our 2009 annual meeting, our shareholders will be asked to vote for our directors who previously served in Classes II and III, and at our 2010 annual meeting and each annual meeting thereafter, our shareholders will be asked to vote for the entire Board of Directors.

At this year’s annual meeting, the terms of our directors who previously served as Class II directors will expire. Michael R. Francis, Addison L. Piper and Lisa K. Polsky have been nominated for reelection to the Board to serve until our 2009 annual meeting of shareholders or until their successors are elected and qualified. Each of the nominees has agreed to serve as a director if elected. The three nominees receiving a plurality of the votes cast at the meeting in person or by proxy will be elected. Proxies may not be voted for more than three directors. If, for any reason, any nominee becomes unable to serve before the annual meeting occurs, the persons named as proxies may vote your shares for a substitute nominee selected by our Board of Directors.

The Board of Directors recommends a vote FOR the election of the three director nominees. Proxies will be voted FOR the election of the three nominees unless otherwise specified.

Following is biographical information for each of the nominees for election as director and for the directors whose terms of office will continue after the meeting.

Nominees for Election to the Board of Directors for a One-Year Term Expiring in 2009

MICHAEL R. FRANCIS:  Age 45, director since December 31, 2003. Mr. Francis has served as executive vice president, marketing for Target Corporation since 2003. Target Corporation operates Target-brand general merchandise discount stores and an online business, Target.com. Mr. Francis began his career with Marshall Field’s department stores in 1985 and has been with Target Corporation since its acquisition of Marshall Field’s in 1990. He previously served Target Corporation as senior vice president, marketing from 2001 to 2003 and as senior vice president, marketing and visual presentation of the department store division from 1995 to 2001. Prior to that, he held a variety of positions within Target Corporation.

ADDISON L. PIPER:  Age 61, director since December 31, 2003. Mr. Piper retired from Piper Jaffray effective at the end of 2006, having served as vice chairman of Piper Jaffray Companies since the completion of our spin-off from U.S. Bancorp on December 31, 2003. He worked for Piper Jaffray from 1969 through 2006, serving as assistant equity syndicate manager, director of securities trading and director of sales and marketing. He served as chief executive officer from 1983 to 2000 and as chairman from 1988 to 2003. From 1998 through August 11, 2006, Mr. Piper also had responsibility for our venture and private capital fund activities. Mr. Piper also is a member of the board of directors of Renaissance Learning Corporation.

LISA K. POLSKY:  Age 51, director since May 2, 2007. Since March 2008, Ms. Polsky has served as partner and head of global investment solutions for Duff Capital Advisors, which provides integrated portfolio solutions to funding liabilities and fulfilling investment needs, particularly in the retirement space. Prior to joining Duff Capital Advisors, she served as the president of Polsky Partners, a New York-based consulting firm specializing in hedge fund allocation, risk management and valuation policy. Prior to founding Polsky Partners in 2002, Polsky served as managing director, head of client financing services and head of leveraged client channel with Merrill Lynch & Co., Inc. from 2000 to 2002, and as managing director, chief risk officer, head of risk policy, chief derivative strategist and head of product development at Morgan Stanley DW Inc. from 1996 to 2000. Ms. Polsky also is a member of the board of directors of Investools Inc.

Members of the Board of Directors Continuing in Office

Directors Whose Terms End in 2009 (Previously Class III Directors)

B. KRISTINE JOHNSON:   Age 56, director since December 31, 2003. Since 2000, Ms. Johnson has been president of Affinity Capital Management, a Minneapolis-based venture capital firm that invests primarily in seed and early-stage health care companies in the United States. Ms. Johnson served as a consultant to Affinity Capital Management in 1999. Prior to that, she was employed for 17 years at Medtronic, Inc., a manufacturer of cardiac pacemakers, neurological and spinal devices and other medical products, serving most recently as senior vice president and chief administrative officer from 1998 to 1999. Her experience at Medtronic also included service as president of the vascular business and president of the tachyarrhythmia management business, among other roles.

JEAN M. TAYLOR:  Age 45, director since July 27, 2005. Ms. Taylor is the president and chief executive officer of Taylor Corporation, positions she has held since 2001 and 2007, respectively. Taylor Corporation is a privately held group of approximately 80 affiliated entrepreneurial companies engaged in marketing, fulfillment, personalization and printing services. These businesses operate throughout North America, Europe and Australia and together employ more than 15,000 employees. Ms. Taylor joined Taylor Corporation in 1994 as vice president and served as executive vice president from 1999 to 2001.

Directors Whose Terms End in 2010 (Previously Class I Directors)

ANDREW S. DUFF:  Age 50, chairman and chief executive officer since December 31, 2003. Mr. Duff became chairman and chief executive officer of Piper Jaffray Companies following completion of our spin-off from U.S. Bancorp on December 31, 2003. He also has served as chairman of our broker-dealer subsidiary since 2003, as chief executive officer of our broker-dealer subsidiary since 2000 and as president of our broker-dealer subsidiary since 1996. He has been with Piper Jaffray since 1980. Prior to the spin-off from U.S. Bancorp, Mr. Duff also was a vice chairman of U.S. Bancorp from 1999 through 2003.

SAMUEL L. KAPLAN:  Age 71, director since December 31, 2003. Mr. Kaplan is a partner and founding member of the law firm of Kaplan, Strangis and Kaplan, P.A., Minneapolis, Minnesota, and has served as the firm’s president continuously since the firm was founded in 1978. Mr. Kaplan also is a member of the board of directors of Vyyo Inc.

FRANK L. SIMS:  Age 57, director since December 31, 2003. Mr. Sims retired from Cargill, Inc. effective at the end of 2007, having served as corporate vice president, transportation and product assurance and a member of the management corporate center since July 2000. Cargill is a marketer and distributor of agricultural and industrial products and services. Mr. Sims had responsibility for global transportation and supply chain solutions and served as a member of the risk management and financial solutions platform. Mr. Sims joined Cargill in 1972 and served in a number of executive positions, including president of Cargill’s North American Grain Division from 1998 to 2000.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Compensation, and Nominating and Governance. Each of the standing committees has adopted and operates under a written charter, all of which are available on our website at www.piperjaffray.com. Other corporate governance documents available on our website include our Corporate Governance Principles, Director Independence Standards, Director Nominee Selection Policy, Procedures for Contacting the Board of Directors, Codes of Ethics and Business Conduct, and Complaint Procedures Regarding Accounting and Auditing Matters. All of these documents also are available in print to any shareholder who requests them.

Codes of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct applicable to our employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions, and a separate Code of Ethics and Business Conduct applicable to our directors. Directors who also serve as officers of Piper Jaffray must comply with both codes. Both codes are available on our website at www.piperjaffray.com and are available in print to any shareholder who requests them. We will post on our website at www.piperjaffray.com any amendment to, or waiver from, a provision of either of our Codes of Ethics and Business Conduct within four business days following the date of such amendment or waiver.

Director Independence

Under applicable rules of the New York Stock Exchange, a majority of the members of our Board of Directors must be independent, and no director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with Piper Jaffray. To assist the Board with these determinations, the Board has adopted the following categorical Director Independence Standards, which are available on our website at www.piperjaffray.com. Under the Director Independence Standards, a director will be deemed independent for purposes of service on the Board if:

(1)	the director does not have any relationship described in Rule 303A.02(b) of the New York Stock Exchange corporate governance rules;

(2)	in the event the director has a relationship that is not of a type described in the Director Independence Standards or that exceeds the limits of the relationships described in the Director Independence Standards, the Board determines in its judgment, after broad consideration of all relevant facts and circumstances, that the relationship is not material; and

(3)	the Board reviews all commercial, banking, consulting, legal, accounting, charitable, familial and other relationships the director has with Piper Jaffray that are not of a type described in the Director Independence Standards and determines in its judgment, after broad consideration of all relevant facts and circumstances, that the relationship is not material.

Our Director Independence Standards deem the following types of relationships not to be material relationships that would cause a director not to be independent:

(a)	Piper Jaffray has made payments for goods or services to, or has received payments for goods or services from, the primary business affiliation of the director or an immediate family member of the director in an aggregate amount during a fiscal year that does not exceed the greater of $1 million or 2% of such other company’s consolidated gross revenues for that fiscal year;

(b)	lending relationships, deposit relationships, or other banking relationships between Piper Jaffray, on one hand, and a director’s or immediate family member’s primary business affiliation, on the other hand, if the relationship is in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with similarly situated non-affiliates;

(c)	the director or an immediate family member, or their primary business affiliation, maintains a brokerage, margin or similar account with, or has purchased investment services, investment products, securities or similar products and services from Piper Jaffray, including ownership of interests in partnerships or funds sponsored or managed by Piper Jaffray, if the relationship is on substantially the same terms as those prevailing at the time for comparable transactions with similarly situated non-affiliates;

(d)	the director or an immediate family member is a partner or associate of, or of counsel to, a law firm providing services to Piper Jaffray if (i) such person has not personally provided legal services to Piper Jaffray, and (ii) the aggregate payments received by the law firm from Piper

Jaffray in any fiscal year do not exceed the greater of $1 million or 2% of the law firm’s consolidated gross revenues for that fiscal year;

(e)	a relationship arising solely from a director’s, an immediate family member’s, or their primary business affiliation’s ownership of an equity or limited partnership interest in an entity that engages in a transaction with Piper Jaffray, if the director’s or immediate family member’s ownership interest does not exceed 5% of the total equity or partnership interests in that other entity;

(f)	a relationship arising solely from a director’s position as a director of another company that provides services to, or is provided services by, Piper Jaffray;

(g)	a relationship arising from both an interest as described in subsection (e) and a position as described in subsection (f) above;

(h)	a relationship arising solely because an immediate family member of the director is a director or employee of another company that provides services to, or is provided services by, Piper Jaffray;

(i)	the director or an immediate family member has received personal loans from Piper Jaffray that are specifically permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and any regulations adopted thereunder; and

(j)	the director or an immediate family member is a director, trustee or executive officer of a foundation, university or other non-profit organization that receives from Piper Jaffray or the Piper Jaffray Foundation charitable contributions in an amount that does not exceed the greater of $100,000 or 5% of the organization’s aggregate annual charitable receipts during its preceding fiscal year.

For purposes of these standards, a director’s “primary business affiliation” means an entity of which the director is an executive officer, partner or employee or owns directly at least a 10% equity interest, and an immediate family member’s “primary business affiliation” means an entity of which the immediate family member is an executive officer, general partner or owns directly or indirectly at a 10% equity interest.

The Board has affirmatively determined, in accordance with the foregoing Director Independence Standards, that none of our non-employee directors other than Addison L. Piper has a material relationship with Piper Jaffray and that other than Mr. Piper, each non-employee director (including Michael R. Francis, B. Kristine Johnson, Samuel L. Kaplan, Lisa K. Polsky, Frank L. Sims and Jean M. Taylor) is independent. None of the independent directors has a relationship described in Rule 303A.02(b) of the New York Stock Exchange rules, and with the exception of a relationship between Piper Jaffray and Ms. Johnson, every relationship between Piper Jaffray and each of these directors is of a type described in the Director Independence Standards and does not exceed the limits set forth in the Director Independence Standards. Within the types of relationships listed above, Messrs. Francis, Kaplan and Sims, Ms. Johnson and Ms. Taylor have relationships with Piper Jaffray of the type described in (a); Messrs. Francis and Sims and Ms. Johnson and Ms. Taylor have relationships with Piper Jaffray of the type described in (f); Ms. Johnson has a relationship with Piper Jaffray of the type described in (g); and Messrs. Francis and Sims and Ms. Johnson, Ms. Polsky and Ms. Taylor have relationships with Piper Jaffray of the type described in (j). With respect to the relationship not covered by our Director Independence Standards, Ms. Johnson’s primary business affiliation, a venture capital company, owned equity interests in excess of 5% (as set forth in our Director Independence Standards) but less than 10% in three companies that engaged the company to provide investment banking services in 2007. The Board broadly considered all the relevant facts and circumstances, including the fact that the equity ownership of Ms. Johnson’s primary business affiliation in each of these companies did not exceed 10% and the fact that the transactions were conducted on the same terms and conditions as other similarly-situated transactions that did not involve the primary business affiliation of a member of the Board of Directors. After this analysis, the Board affirmatively determined in its judgment that these facts do not constitute a material relationship and that Ms. Johnson is independent.

Our other directors, Mr. Duff and Mr. Piper, cannot be considered independent directors because of relationships with the company that are described in Rule 303A.02(b) of the New York Stock Exchange corporate governance rules. Specifically, Mr. Duff is employed as our chief executive officer, and Mr. Piper was employed as an executive officer of Piper Jaffray within the last three years.

Lead Director

The Board of Directors has appointed Mr. Kaplan to serve as the lead director of the Board. The lead director has the following duties and responsibilities, as described in our Corporate Governance Principles:

•	presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors, and coordinates the agenda for and moderates these executive sessions;

•	serves formally as a liaison between the chief executive officer and the independent directors;

•	monitors board meeting schedules and agendas to ensure that appropriate matters are covered and that there is sufficient time for discussion of all agenda items;

•	monitors information sent to the board and advises the chairman as to the quality, quantity and timeliness of the flow of information;

•	has authority to call meetings of the independent directors; and

•	if requested by major shareholders, makes himself available for consultation and direct communication.

Meetings of the Outside Directors

At both the Board and committee levels, our non-employee directors meet regularly in executive sessions in which Mr. Duff and other members of management do not participate. Mr. Kaplan, our lead director, serves as the presiding director of executive sessions of the Board, and the chairperson of each committee serves as the presiding director at executive sessions of that committee. At least once annually, our independent directors meet in an executive session without Messrs. Piper and Duff.

Committees of the Board

Audit Committee

Members:	Frank L. Sims, Chairperson Samuel L. Kaplan Lisa K. Polsky

The Audit Committee’s purpose is to oversee the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our internal audit function and independent auditor, and compliance with legal and regulatory requirements. The Audit Committee has sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The Audit Committee meets with management and the independent auditor to review and discuss the annual audited and quarterly unaudited financial statements, reviews the integrity of our accounting and financial reporting processes and audits of our financial statements, and prepares the Audit Committee Report included in the proxy statement. The responsibilities of the Audit Committee are more fully described in the Committee’s charter. The Audit Committee met eight times during 2007. The Board has determined that all members of the Audit Committee are independent (as that term is defined in the applicable New York Stock Exchange rules and in regulations of the Securities and Exchange Commission), that all members are financially literate and have the accounting or related financial expertise required by the New York Stock Exchange rules, and that each of Mr. Sims and Ms. Polsky is an “audit committee financial expert” as defined by regulations of the Securities and Exchange Commission.

Compensation Committee

Members:	Michael R. Francis, Chairperson Lisa K. Polsky Frank L. Sims Jean M. Taylor

The Compensation Committee discharges the Board’s responsibilities relating to compensation of the executive officers, oversees succession planning for the executive officers jointly with the Nominating and Governance Committee and ensures that our compensation and employee benefit programs are aligned with our compensation and benefits philosophy. The Committee has full discretion to determine the amount of compensation to be paid to the executive officers. The Committee also has sole authority to evaluate the chief executive officer’s performance and determine the compensation of the chief executive officer based on this evaluation. In addition, the Committee is responsible for recommending stock ownership guidelines for the executive officers and directors, for recommending the compensation and benefits to be provided to our non-employee directors, for reviewing and approving the establishment of broad-based incentive compensation, equity-based, retirement or other material employee benefit plans, and for discharging any duties under the terms of these plans.

The Committee has delegated authority to our chief executive officer under the Incentive Plan to allocate awards to employees other than our executive officers in connection with our annual equity grants made in the first quarter of each year. The annual equity grants are part of the payment of bonuses for the preceding year. Under this delegated authority, the Committee approves the aggregate amount of equity to be awarded to all employees other than executive officers, and the chief executive officer approves the award recipients and specific amount of equity to be granted to each recipient. All other terms of the awards are determined by the Committee. The Committee also has delegated authority to the chief executive officer to grant equity awards to employees other than executive officers in connection with recruiting, retention and significant promotions. This delegation permits the chief executive officer to determine the recipient of the award as well the type and amount of the award, subject to an annual share limitation set by the Committee each year. All awards granted pursuant to this delegated authority must be made in accordance with our equity grant timing policy described below in “Compensation Discussion and Analysis — Equity Grant Timing Policy.” All other terms of the awards are determined by the Committee.

The work of the Committee is supported by our chief administrative officer and our Human Resources department. These personnel work closely with the chief executive officer and, as appropriate, the chief financial and accounting officers and the general counsel, to prepare and present information and recommendations for review and consideration by the Committee, as described below under “Compensation Discussion and Analysis — Setting Compensation — Involvement of Executive Officers.”

In 2007, the Compensation Committee engaged an independent outside compensation consultant, Towers Perrin HR Services, to provide peer group analyses, competitive assessments, program design recommendations and advice to the Committee, as described below under “Compensation Discussion and Analysis — Setting Compensation — Compensation Consultant.”

The Committee reviews and discusses with management the disclosures regarding executive compensation to be included in our annual proxy statement, and recommends to the Board inclusion of the Compensation Discussion and Analysis in our annual proxy statement. The responsibilities of the Compensation Committee are more fully described in the Committee’s charter. For more information regarding the Committee’s process in setting compensation, please see “Compensation Discussion and Analysis — Setting Compensation” below. The Compensation Committee met five times during 2007.

The Board has determined that all members of the Compensation Committee are independent (as that term is defined in applicable New York Stock Exchange rules).

Nominating and Governance Committee

Members:	Samuel L. Kaplan, Chairperson Michael R. Francis B. Kristine Johnson Jean M. Taylor

The Nominating and Governance Committee identifies and recommends individuals qualified to become members of the Board of Directors and recommends to the Board sound corporate governance principles and practices for Piper Jaffray. In particular, the Committee assesses the independence of our Board members, identifies and evaluates candidates for nomination as directors, responds to director nominations submitted by shareholders, recommends the slate of director nominees for election at the annual meeting of shareholders and candidates to fill vacancies between annual meetings, recommends qualified members of the Board for membership on committees, oversees the director orientation and continuing education programs, reviews the Board’s committee structure, reviews and assesses the adequacy of our Corporate Governance Principles, evaluates the annual evaluation process for the chief executive officer, the Board and Board committees, and oversees the succession planning process for the executive officers jointly with the Compensation Committee. The Nominating and Governance Committee also oversees administration of our related person transaction policy and reviews the transactions submitted to it pursuant to such policy. The responsibilities of the Nominating and Governance Committee are more fully described in the Committee’s charter. The Nominating and Governance Committee met four times during 2007. The Board has determined that all members of the Nominating and Governance Committee are independent (as that term is defined in applicable New York Stock Exchange rules).

Meeting Attendance

Our Corporate Governance Principles provide that our directors are expected to attend meetings of the Board and of the committees on which they serve, as well as our annual meeting of shareholders. Our Board of Directors held eight meetings during 2007. Each of our directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served during 2007. Attendance at our Board and committee meetings during 2007 averaged 93.5% for our directors as a group, and all of our directors attended the 2007 annual meeting of shareholders.

Procedures for Contacting the Board of Directors

The Board has established a process for shareholders and other interested parties to send written communications to the Board or to individual directors. Such communications should be sent by U.S. mail to the attention of the Office of the Secretary, Piper Jaffray Companies, 800 Nicollet Mall, Suite 800, Mail Stop J09N05, Minneapolis, Minnesota 55402. Communications regarding accounting and auditing matters will be handled in accordance with our Complaint Procedures Regarding Accounting and Auditing Matters. Other communications will be collected by the secretary of the company and delivered, in the form received, to the lead director or, if so addressed, to a specified director.

Procedures for Selecting and Nominating Director Candidates

The Nominating and Governance Committee will consider director candidates recommended by shareholders and has adopted a policy that contemplates shareholders recommending and nominating director candidates. A shareholder who wishes to recommend a director candidate for nomination by the Board at the annual meeting of shareholders or for vacancies on the Board that arise between shareholder meetings must timely provide the Nominating and Governance Committee with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our bylaws, our Corporate Governance Principles and our Director Nominee Selection Policy described below. Such documentation and the name of the director candidate must be sent by U.S. mail to the Chairperson, Nominating and Governance Committee, c/o the Office of the Secretary, Piper Jaffray Companies, 800 Nicollet Mall, Suite 800, Mail Stop J09N05, Minneapolis, Minnesota 55402.

Alternatively, shareholders may directly nominate a person for election to our Board by complying with the procedures set forth in Article II, Section 2.4 of our bylaws, and with the rules and regulations of the Securities and Exchange Commission. Under our bylaws, only persons nominated in accordance with the procedures set forth in the bylaws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a shareholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the meeting at which your nominee will be considered. In accordance with our bylaws, director nominations generally must be made pursuant to notice delivered to or mailed and received at our principal executive offices at the address above, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year’s annual meeting of shareholders. Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

As required by our Corporate Governance Principles and our Director Nominee Selection Policy, when evaluating the appropriate characteristics of candidates for service as a director, the Nominating and Governance Committee takes into account many factors. At a minimum, director candidates must demonstrate high standards of ethics, integrity and professionalism, independence, sound judgment, community leadership and meaningful experience in business, law or finance or other appropriate endeavor. Candidates also must be committed to representing the long-term interests of our shareholders. In addition to these minimum qualifications, the Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and financial expertise currently desired on the Board, experience as a director of a public company, geography, age, gender and ethnic diversity. The Committee will reassess the qualifications of a director, including the director’s attendance and contributions at Board and committee meetings, prior to recommending a director for reelection.

Compensation Program for Non-Employee Directors

Directors who are not Piper Jaffray employees receive an annual cash retainer of $50,000 for service on our Board and Board committees. No separate meeting fees are paid. The lead director and the chairperson of the Audit Committee each receives an additional annual cash retainer of $8,000. The chairperson of each other standing committee of the Board each receives an additional annual cash retainer of $5,000. In addition to the cash retainer, we grant equity awards to our non-employee directors to further align their interests with those of our shareholders. Starting in 2007, we began granting non-employee directors who will continue their service on the Board following an annual meeting of shareholders 1,000 shares of our common stock on the date of the annual meeting. In addition, each non-employee director receives 500 shares of our common stock on the date of the director’s initial election to the Board. Prior to 2007, each non-employee director who continued their service on the Board following an annual meeting received a grant of immediately exercisable stock options with a fair market value of $50,000, and each newly-elected non-employee director received a grant of immediately exercisable stock options with a fair market value of $20,000 on the date of the director’s initial election to the Board. The number of shares underlying the grant of stock options was determined using the Black-Scholes option-pricing model, and the options were exercisable immediately. The equity awards and options granted to our non-employee directors are granted under the Incentive Plan. Non-employee directors who join our Board after the first month of a calendar year are paid pro rata annual retainers and awarded pro rata equity awards based on the period they serve as directors during the year.

Our non-employee directors may participate in the Piper Jaffray Companies Deferred Compensation Plan for Non-Employee Directors, which was designed to facilitate increased equity ownership in the company by our non-employee directors. The plan permits our non-employee directors to defer all or a portion of the cash payable to them for service as a director of Piper Jaffray for any calendar year. In 2007, we amended the plan to permit non-employee directors to defer all or a portion of the shares of common stock granted to them as part of the changes to our non-employee director compensation program discussed above. With respect to the 2007 share grant, each non-employee director who was eligible to participate in the plan prior to 2007 and who received a grant of shares during 2007 was deemed to have deferred the entire 2007 grant. Beginning in 2008, non-employee directors may elect to defer all or a portion of the shares granted to them. All cash amounts and share grants deferred by a participating director are credited to a recordkeeping account and deemed invested in shares of our common stock as of the date the deferred fees otherwise would have been paid or the shares otherwise would have been issued to the director. This deemed investment is measured in phantom stock, and no shares of common stock are reserved, repurchased or issued pursuant to the plan. With respect to cash amounts that have been deferred, the fair market value of all phantom stock credited to a director’s account will be paid out to the director (or, in the event of the director’s death, to his or her beneficiary) in a single lump-sum cash payment following the director’s cessation of service as a non-employee director. The amount paid out will be determined based on the fair market value of the stock on the last day of the year in which the director’s service with us terminates. Share amounts that have been deferred will be paid out to the director (or, in the event of the director’s death, to his or her beneficiary) in the form of shares of common stock in an amount equal to the full number of shares credited to the non-employee director’s account as of the last day of the year in which the cessation of service occurred. Directors who elect to participate in the plan are not required to pay income taxes on amounts or grants deferred but will instead pay income taxes on the amount of the lump-sum cash payment paid to the director (or beneficiary) at the time of such payment. Our obligations under the plan are unsecured general obligations to pay in the future the value of the participant’s account pursuant to the terms of the plan.

Non-employee directors also may participate in our charitable gift matching program, pursuant to which we will match a director’s gifts to eligible organizations dollar for dollar from a minimum of $50 up to an aggregate maximum of $1,500 per year. In addition, our non-employee directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their service on the Board and committees of the Board. Employees of Piper Jaffray who also serve as directors receive compensation for their service as employees, but they do not receive any additional compensation for their service as directors. No other compensation is paid to our Board members in their capacity as directors. Non-employee directors do not participate in our employee benefit plans.

The following table contains compensation information for our non-employee directors for the year ended December 31, 2007.

Non-Employee Director Compensation for 2007

	Fees Earned or Paid in Cash
	Annual		Additional		Stock		Option		All Other
	Retainer		Retainer(2)		Awards(3)(4)		Awards(4)		Compensation(5)	Total
Director	($)		($)		($)		($)		($)	($)

Michael R. Francis	50,000		5,000		64,870		—		3,943	123,813
B. Kristine Johnson	50,000	(6)	—		64,870		—		4,249	119,119
Samuel L. Kaplan	50,000	(6)	13,000	(6)	64,870		—		4,422	132,292
Addison L. Piper	50,000	(6)	—		145,060	(7)	19,018	(7)	129,123	343,201
Lisa K. Polsky(1)	33,426	(6)	—		75,833		—		—	109,259
Frank L. Sims	50,000		8,000		64,870		—		8,519	131,389
Jean M. Taylor	50,000	(6)	—		64,870		—		—	124,493

(1)	Ms. Polsky joined the Board of Directors effective May 2, 2007.

(2)	The amounts in this column reflect the additional cash retainer of $8,000 paid to each of the lead director and the chairperson of the Audit Committee as well as the additional cash retainer of $5,000 paid to the chairperson of each other standing committee of the Board.

(3)	Each non-employee director except Ms. Polsky received a grant of 1,000 shares of our common stock on May 2, 2007, the day of our 2007 annual meeting of shareholders. Ms. Polsky received a grant of 1,169 shares, consisting of her initial grant of 500 shares upon her election to the Board and a pro-rated annual award of 669 shares based on a May 2, 2007 start date. The full stock award granted to each non-employee director was deemed to have been deferred pursuant our Deferred Compensation Plan for Non-Employee Directors. The values in this column reflect the $64.87 closing sales price of our common stock on the New York Stock Exchange on May 2, 2007 multiplied by the number of shares granted, which is grant date fair value of each award computed in accordance with FAS 123R.

(4)	As of December 31, 2007, our non-employee directors held stock and option awards as set forth in the table below. The stock award values are based on the $46.32 closing sales price of our common stock on the New York Stock Exchange on December 31, 2007, and the option award values are based on the difference between the exercise price of the in-the-money stock options and the closing price of $46.32. The amounts for Mr. Piper include restricted stock and stock option awards granted to him in 2005, 2006 and 2007 during his tenure as an executive officer of the company. Refer to Note 22 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 28, 2008 for a discussion of the relevant assumptions used to determine the valuation of our stock and option awards for accounting purposes.

	Stock	Year-End Value of	Option	Year-End Value of
	Awards	Stock Awards	Awards	Option Awards
Director	(#)	($)	(#)	($)

Michael R. Francis	1,000	46,320	11,800	104,605
B. Kristine Johnson	1,000	46,320	11,800	104,605
Samuel L. Kaplan	1,000	46,320	11,800	104,605
Addison L. Piper	11,924	552,320	11,614	14,546
Lisa K. Polsky	1,169	54,148	—	—
Frank L. Sims	1,000	46,320	11,800	104,605
Jean M. Taylor	1,000	46,320	5,963	104,605

(5)	All other compensation for non-employee directors for the year ended December 31, 2007 consists of the following:

•	Amounts for Messrs. Francis, Kaplan and Sims and Ms. Johnson include airfare provided by the company for the directors’ spouses who accompanied the directors to a strategic off-site meeting of the Board of Directors at the company’s invitation.

•	The amounts for Ms. Johnson and Messrs. Kaplan and Sims include $1,500 of charitable matching contributions made by Piper Jaffray.

•	The amount for Mr. Piper consists of the following: (A) $100,000 for a one-time, retirement-related, charitable contribution made by Piper Jaffray to a charitable organization designated by Mr. Piper, acknowledging Mr. Piper’s community commitment during his tenure at Piper Jaffray, (B) $20,279 for the provision of office space that the company agreed to provide Mr. Piper following his retirement, (C) $4,500 paid to Mr. Piper for his service as a member of an investment committee for certain funds managed by our private equity business, (D) $2,844 related to airfare provided by the company for Mr. Piper’s spouse who accompanied him to a strategic off-site meeting of the Board of Directors at the company’s invitation, and (E) $1,500 of charitable matching contributions made by Piper Jaffray. In addition to the office space provided by Piper Jaffray, Mr. Piper received secretarial support and computer and communications equipment at minimal or no incremental cost to the company in connection with his retirement.

(6)	All of the cash fees received were deferred pursuant to the Piper Jaffray Companies Deferred Compensation Plan for Non-Employee Directors.

(7)	The amounts relate to restricted stock and stock option awards granted to Mr. Piper in 2004, 2005, 2006 and 2007 under our Incentive Plan during his tenure as an executive officer of the company. Mr. Piper received these awards as part of his annual incentive compensation for the year preceding the year of grant. The amounts in these columns reflect a three-year amortization of each award, all of which cliff-vest on the third anniversary of the grant date so long as Mr. Piper complies with the terms and conditions of the applicable award agreement.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Throughout this proxy statement, the individuals who served as our chief executive officer and chief financial officer during the year ended December 31, 2007, and the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers.” These individuals are:

•	Andrew S. Duff, our chairman and chief executive officer;

•	Thomas P. Schnettler, our vice chairman and chief financial officer;

•	Jon W. Salveson, head of our Investment Banking business;

•	Robert W. Peterson, head of our Equities business; and

•	Benjamin T. May, head of our High Yield and Structured Products business.

All of the named executive officers currently serve on our executive management team, which we refer to as the Management Committee. The Management Committee also includes our chief administrative officer, general counsel, and the head of our Public Finance Services business, all of whom are executive officers of Piper Jaffray.

Compensation Philosophy and Objectives

Our executive compensation program is designed to drive and reward corporate performance annually and over the long term, as measured by increasing shareholder value. Compensation also must be internally equitable and externally competitive. We continually review our executive compensation program to ensure it reflects good governance practices and the best interests of shareholders, while meeting the following core objectives:

•	Pay for Performance — A large portion of the total compensation for each named executive officer is intended to be variable and delivered on a pay-for-performance basis. The amount of compensation paid is based first on the performance of the company and each business unit, as measured against internal goals designed to maximize shareholder value creation; second on the officer’s performance against individualized goals reflecting the officer’s role, responsibilities and professional development objectives; and third on an assessment of external market data to ensure that our pay levels are competitive relative to the compensation paid by companies with which we compete for executive talent.

•	Stock Ownership — We are committed to utilizing our compensation program to increase executive stock ownership over time. We believe that equity ownership directly aligns the interests of our executives with those of our shareholders and helps to focus our executives on long-term shareholder value creation. In light of our spin-off from U.S. Bancorp at the end of 2003, we have had only four years to build equity ownership among our Management Committee members. Accordingly, each year, we pay a significant portion of the total compensation for our named executive officers in the form of equity awarded under our Amended and Restated 2003 Annual and Long-Term Incentive Plan.

•	Recruiting and Retention — Due to the intensely competitive nature of the securities industry, we are committed to providing total compensation opportunities that are competitive with the practices of other firms in our industry. We intend for our compensation program to be sufficiently aligned with industry practices such that we can continue to attract and retain outstanding executives who are motivated to achieve our mission to build the leading international middle market investment bank and institutional securities firm.

•	Tax Deductibility and Compliance — Our executive compensation program is designed to maximize the tax deductibility of compensation payments to our named executive officers, to ensure that compensation is delivered as cost-efficiently as possible, and to comply with the deferred compensation rules set forth in Section 409A of the Internal Revenue Code, to avoid the payment of punitive excise taxes by our executive officers.

Setting Compensation

The Compensation Committee of our Board of Directors has responsibility for approving the compensation paid to our executive officers and ensuring it meets our objectives. Throughout this Compensation Discussion and Analysis, we refer to the Compensation Committee as the “Committee.” Early each year, the Committee approves the amount of incentive compensation to be paid to our executive officers in recognition of prior-year performance, approves their base salaries for the upcoming year, and establishes performance goals for the Management Committee under an annual incentive program. Subject to limits on the compensation that may be paid under the annual incentive program (as described below under “Compensation Program — Annual Incentive Compensation”), the Committee has full discretion to determine the amount of compensation to be paid to the executive officers.

Involvement of Executive Officers

The work of the Committee is supported by our chief administrative officer and our Human Resources department. Our chief administrative officer and head of human resources work closely with our chief executive officer and, as appropriate, our chief financial and accounting officers and general counsel, to prepare and present information and recommendations for review and consideration by the Committee in connection with its executive compensation decisions, including regarding the performance goals to be established under the annual incentive program; financial information reviewed in connection with executive compensation decisions; the firms to be included in the compensation peer group (as described below under “— Compensation Peer Group”); the performance evaluations and compensation recommendations for the executive officers; and the evaluation and compensation process to be followed by the Committee.

Compensation Peer Group

Our Human Resources department annually identifies a compensation peer group of firms with which we compete for executive talent. We use available data reflecting base salaries, cash incentives and long-term incentive compensation to compile market data to ensure that our pay levels are competitive relative to the compensation paid by our peer group. To ensure we have statistically relevant data for each of our executive officers, we also use data from external market surveys reflecting a broad number of firms within our industry and labor markets, which typically include many of the firms comprising our compensation peer group. In addition, we may review publicly available data for similar companies that are not direct competitors, and we may review data from different combinations of companies participating in the surveys or within our peer group for each of our executive officers, based on the availability of data and the comparability of positions.

We compete with companies of various sizes for executive talent, and therefore the Committee generally reviews composite market data reflecting the market median compensation paid to similarly situated executives at the companies included in the surveys or the compensation peer group. The Committee compares the base salaries, cash incentives and long-term incentive compensation of our executive officers to the market median data as a way to gauge relative competitiveness of our compensation levels, taking into consideration the features and constraints of the data. While market data is an important factor considered by the Committee when setting compensation, it is only one of multiple factors considered by the Committee, and the amount paid to each executive may be more or less than the composite market median based on the roles and responsibilities of the executive, experience level of the individual, internal equity and other factors that the Committee deems important.

We consider our compensation peer group to consist of Cowen Group, Inc.; FBR Capital Markets Corporation; Jefferies Group, Inc.; KBW, Inc.; and Thomas Weisel Partners Group, Inc. To benchmark the named executive officers’ compensation against this peer group, we use the relevant data contained in the following external market surveys:

McLagan Partners Regional Capital Markets and Infrastructure Survey
McLagan Partners Investment Banking Survey
Towers Perrin/MGMC Equity Sales and Trading Survey
Towers Perrin/MGMC Fixed Income Survey
Towers Perrin/MGMC Summary of Total Compensation for Selected Executives
Mercer Human Resources Executive Compensation Survey
2007 US Mercer Benchmark Database

Compensation Consultant

In 2007, the Committee engaged an independent outside compensation consultant, Towers Perrin HR Services, to provide peer group analyses, competitive assessments, program design recommendations and advice to the Committee. The independent compensation consultant participated in four Committee meetings during the year, advised the Committee regarding the competitiveness of the market data presented to the Committee by our Human Resources department, the competitiveness of the base salary and incentive compensation recommendations presented to the Committee, and the competitiveness of the ultimate compensation levels approved by the Committee for each executive officer. The only services provided by the compensation consultant to the company related to its services for the Committee, provided, however that our Human Resources department uses three external market surveys of MGMC, Inc., which was acquired by Towers Perrin during 2007.

Compensation Program and Payments

The key components of our executive compensation program are base salary and annual incentive compensation, and the equity portion of our annual incentive compensation serves as our long-term incentive compensation component. Our executives also have the opportunity to participate in our company-wide Retirement Plan and to receive certain personal benefits, as described below. From time to time, some of our executives receive (or may be entitled to receive in the future) compensation paid out under historical compensation programs in which they participated in prior years and that continue to provide benefits, also as described below.

Base Salary

The purpose of base salary is to provide a set amount of cash compensation for each executive that is not variable in nature and is generally competitive with market practices. Base salaries for our executive officers are determined annually by the Committee based on a review of the executive’s role and responsibilities, external market data for similar positions in companies with which we compete for executive talent, and the recommendations of the chief executive officer. The base salary levels of our named executive officers reflect a desire to maintain a relatively equitable compensation baseline among the individuals serving on our Management Committee other than our chief executive officer, whose contribution is distinguished by a higher base salary, reflective of the decision-making responsibility with this position. Consistent with industry practice and our pay-for-performance objective, the base salary for each of our named executive officers accounts for a relatively small portion of his overall compensation. In 2007, the base salaries paid to our named executive officers represented from approximately 9% to 19% of the total cash and equity compensation paid to them.

Historically, we have not adjusted base salaries for our Management Committee members on an annual basis but have adjusted salaries for individuals upon their initial appointment to the Management Committee, and have adjusted salaries for the Management Committee as a group when warranted to reflect changes in market pay levels, as reported in external compensation sources, changes in the officers’ roles or responsibilities, or changes in contributions to the company. Consistent with this practice, the Committee made no changes to the base salaries of named executive officers for 2008, following increases for certain executive officers in 2007. The 2007 increases consisted of changes for Mr. Duff (from $380,000 to $400,000) and for Messrs. Peterson, May, Salveson and Schnettler (from $205,000 to $225,000). Prior to 2007, the base salaries for Messrs. Duff, Peterson and Schnettler had been unchanged for the preceding three years, and the base salary for Mr. May had been unchanged since he joined the Management Committee in August 2006. We believe the 2007 salary levels are appropriate for 2008 based on the officers’ roles, responsibilities, experience and contributions to the company, as well as market data.

Annual Incentive Compensation

The Committee has established an annual incentive program for our Management Committee that provides a significant portion of the total compensation paid to our named executive officers. The objective of the program is to provide cash and equity compensation that is variable based on the achievement of annual performance goals determined each year by the Committee. Delivering a significant portion of our compensation to the Management Committee through the annual incentive program reflects the core objectives of our compensation program, particularly pay for performance. The program is administered by the Committee under the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan and is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code to ensure the tax deductibility of incentive compensation paid to our named executive officers. Under Section 162(m), we cannot deduct compensation in excess of $1 million that is paid to a named executive officer in any year unless the compensation qualifies as “performance-based” compensation under Section 162(m). Awards under the annual incentive program are referred to as “qualified performance-based awards.”

  2007 Program

At the outset of each year, the Committee grants performance-based awards to each of the named executive officers that are subject to the achievement of an annual performance goal of the company — typically a financial performance goal related to pre-tax operating income. Consistent with this practice, the Committee granted qualified performance-based awards in February 2007 to each of the named executive officers in an amount equal to 5% of our 2007 adjusted pre-tax operating income, to be paid in a combination of cash and equity as determined by the Committee. In calculating the amount payable in 2008 under these awards, the following factors played an important role:

•	The amount payable under each award depends on the amount of adjusted pre-tax operating income generated by the company. Adjusted pre-tax operating income equals our total revenues less our total expenses before income taxes, adjusted to eliminate certain compensation and benefits expenses and certain other expenses, losses, income or gains that are unusual in nature or infrequent in occurrence. For 2007, adjustments included the elimination of amounts expensed during the year under our Management Committee and corporate support services annual incentive programs, equity amortization expense incurred during the year for our Management Committee members and corporate support services employees, and expenses related to our cash award program (described below under “— Cash Award Program”). In January 2008, the Committee certified the company’s adjusted pre-tax operating income for the full year 2007 in accordance with the definition of adjusted pre-tax operating income.

•	Even though each of the named executive officers receives an award of 5% of our 2007 adjusted pre-tax operating income, this amount is subject to an aggregate limitation for our Management Committee as a group, expressed as a designated percentage of our adjusted pre-tax operating income. As a result of this limitation, the Committee is required to decrease the amounts of at least some of the awards, and these adjustments could apply to the Management Committee as a group or individual members of the Management Committee. With respect to the Management Committee as a group, the Committee exercised its discretion in 2007 to reduce the percentage of adjusted pre-tax operating income payable because firm-wide results were below expectations. With respect to individual members of the Management Committee, these adjustments were determined by the Committee in its sole discretion and reflected individual performance against enterprise-wide, line of business and individual performance goals established for each member of the Management Committee. Specific factors affecting the adjustments for each Management Committee member have been described in more detail below.

  Compensation Determinations and Relevant Factors

When determining the amount of incentive compensation to be paid for 2007, the Committee reviewed and considered the following information:

•	a self-evaluation and internal peer evaluation of the chief executive officer, as well as feedback from the full Board of Directors, gathered by the Committee chairperson, regarding the performance of the chief executive officer for 2007;

•	performance evaluations of each other member of the Management Committee, prepared by the chief executive officer and the head of our Human Resources department, reflecting the chief executive officer’s review and peer reviews of each executive, addressing individual goal achievement and establishing a performance rating for each executive, which the Committee discussed with the chief executive officer;

•	the financial performance of the company and each business unit, comparable public companies and other companies in the securities industry with which we compete, including the total relative shareholder return of the company and our competitors;

•	market data provided by the company’s Human Resources department for each executive officer position reflecting the median base salary, cash and long-term incentive compensation, and total compensation paid by companies in the compensation peer group with comparable executive-level positions for which market data was available;

•	the recommendations of the chief executive officer regarding the incentive compensation to be paid to each executive officer for 2007, which the Committee discussed with the chief executive officer; and

•	tally sheets specifying each element of compensation paid to the executive officers for the current and prior year and reflecting the total proposed compensation for 2007 based on the recommendations of the chief executive officer, as well as the potential compensation to be received by the executive officers under various scenarios, including a change in control of the company and terminations of employment under a variety of circumstances.

Taking into account all of the information described above, and in order to comply with the annual incentive program provision that limits the aggregate amount payable to our Management Committee under the qualified performance-based awards, the Committee exercised its discretion to pay less than the maximum amounts of annual incentive compensation payable under the qualified performance-based awards granted to each of the named executive officers. The following factors significantly influenced the Committee’s exercise of discretion, and, as a result, the total amount of annual incentive compensation approved by the Committee for each named executive officer:

•	The company achieved top-line financial results for 2007 that were comparable to 2006, with lower year-over-year operating margins. Operating margins were lower in 2007 due to increased non-compensation expenses in 2007 driven by investments in the business, including the completion of two acquisitions described below and the implementation of a new back-office system. In a competitive context, these results were solid, as a number of peer firms posted losses or significantly deteriorated performance due to the volatile capital markets in the last half of 2007. Despite our solid results relative to competitors, lower year-over-year margins reduced pre-profit provision income. These factors caused us to reduce the incentive pool for our named executive officers on a year-over-year basis. This reduction in the overall incentive pool was the primary driver in the reductions in year-over-year compensation for each of the named executive officers.

•	The reduced incentive pool was allocated among the executive officers based on their performance relative to corporate, business unit, and individual leadership objectives. The following factors influenced the compensation for each named executive officer:

•	Mr. Duff, chairman and chief executive officer: His compensation was negatively impacted by his accountability for overall annual financial performance of the company, and positively impacted by (i) his leadership in accomplishing the strategic acquisitions of both Fiduciary Asset Management and Goldbond Capital Holdings Ltd., which provide growth platforms in asset management and in Asia, respectively, (ii) his engagement with the Board of Directors on strategic-planning issues and (iii) his focus on strategic plan execution, overall brand stewardship and balancing of short-term performance and long-term value.

•	Mr. Schnettler, vice chairman and chief financial officer: His compensation was negatively impacted by his accountability for overall annual financial performance of the company similar to Mr. Duff, as well as the operating performance of our U.K. business, for which he is responsible. His compensation was positively impacted by (i) his leadership in accomplishing the strategic acquisitions of both Fiduciary Asset Management and Goldbond Capital Holdings Ltd., (ii) his efforts in elevating partnering across businesses, and (iii) his focus on enhancing financial planning and driving accountabilities across the organization.

•	Mr. Salveson, head of our Investment Banking business: His compensation was negatively impacted by lower-than-plan performance of the Investment Banking business that he led, which contributed significantly to the lower firm results. While equity underwriting performance was solid, mergers and acquisitions performance was lower.

•	Mr. Peterson, head of our Equities business: His compensation was negatively impacted by lower-than-plan firm revenue from the Equities business that he led, and positively impacted by the productivity gains achieved within this business.

•	Mr. May, head of our High Yield and Structured Products business: His compensation was negatively impacted by lower-than-plan performance of the High Yield and Structured Products business that he led, and positively impacted by the discipline he applied to managing principal investments during a period of high capital markets volatility.

Based on this information, the Committee evaluated the performance of the chief executive officer and determined his annual incentive compensation, assessed relative levels of responsibility and contribution during the year for each of the other executive officers and approved 2007 annual incentive compensation for the executive officers. The amount of annual incentive compensation and the amount of total compensation, as measured internally by the company, is included in the following table. Please note, however, that the following table is not a substitute for the information required by the rules of the Securities and Exchange Commission, specifically the Summary Compensation Table and the related tables that appear later in this proxy statement.

		Base	Annual Incentive Compensation(1)
		Salary					Total	All
Name		Earnings	Cash		Restricted Stock	Stock Options	Incentive	Other(2)	Total(3)

Andrew S. Duff	2007	$396,667	$1,123,777		$786,644	$505,700	$2,416,121	$14,313	$2,827,101
					19,145 shares	32,149 options
	2006	$380,000	$1,633,732		$1,560,828	$275,440	$3,470,000	$8,319	$3,858,319
					22,257 shares	9,641 options

Thomas P. Schnettler	2007	$221,667	$1,182,250		$677,106	$435,282	$2,294,638	$35,840	$2,554,847
					16,479 shares	27,673 options
	2006	$205,000	$1,687,105		$1,173,305	$207,054	$3,067,464	$18,554	$3,291,017
					16,731 shares	7,248 options

Jon W. Salveson	2007	$221,667	$1,034,598		$592,542	$380,920	$2,008,060	$46,687	$2,276,414
					14,421 shares	24,217 options
	2006	$180,000	$2,045,762	(4)	$1,111,754	$196,192	$3,353,708	$8,295	$3,542,003
					15,583 shares	6,868 options
Robert W. Peterson	2007	$221,667	$725,483		$415,504	$267,110	$1,408,097	$10,070	$1,639,834
					10,113 shares	16,981 options
	2006	$205,000	$1,039,144		$722,678	$127,531	$1,889,353	$10,669	$2,105,022
					10,305 shares	4,464 options

Benjamin T. May	2007	$221,667	$426,250		$299,075	$192,263	$917,588	$9,099	$1,148,354
					7,279 shares	12,223 options
	2006	$201,875	$793,000		$430,950	$76,050	$1,300,000	$5,973	$1,507,848
					6,146 shares	2,662 options

(1)	Restricted stock and stock options amounts reflect the value of equity compensation granted to the named executive officers for 2007 performance (paid in 2008) and 2006 performance (paid in 2007) under our Amended and Restated 2003 Annual and Long-Term Incentive Plan. Amounts shown in the Summary Compensation Table appearing later in this proxy statement reflect the respective dollar amounts of stock-based compensation expense associated with equity awards for performance prior to 2007 recognized for 2007 and 2006 financial statement reporting purposes in accordance with FAS 123R.

(2)	For a description of the components of all other compensation, refer to footnote 4 of the Summary Compensation Table.

(3)	The “Total” column consists of base salary earnings, total incentive, and all other compensation paid in 2007 and 2006.

(4)	$742,520 of Mr. Salveson’s cash compensation amount for 2006 was paid outside of the annual incentive program for named executive officers because he did not become an executive officer until August 11, 2006, and was not covered by the annual incentive program for executive management prior to that date.

  Equity Payment

Consistent with our philosophy regarding executive stock ownership, the annual incentive compensation for the named executive officers was paid out in a combination of cash and equity. A large portion of the 2007 annual incentive compensation to our named executive officers was paid in the form of equity, representing from 42% to 46% of the 2007 total compensation (as shown in the table above), and was paid out 61% in restricted stock and 39% in stock options granted under our Incentive Plan. We view the equity component of the annual incentive award as a long-term incentive designed to provide compensation opportunities based on the creation of shareholder value and an increase in our stock price. The upside potential of these equity awards will not be realized by the executive officers unless our performance improves over the vesting period and/or the term of the awards. While the restricted stock will lose value if our performance declines, stock options will have no value to our executives unless our performance improves in future years. In light of this, a portion of the equity granted to our named executive officers is in the form of stock options.

Consistent with prior years, the number of shares of restricted stock granted to each officer was determined by dividing the total dollar value designated to be paid out to the officer in restricted stock by the closing price of our common stock on February 15, 2008, and the number of shares underlying the stock options was determined by dividing the total dollar value designated to be paid out to the officer in stock options by the Black-Scholes value of one option share on that same date. In 2007, we increased the proportion of stock options relative to restricted stock compared to prior years as a way of enhancing the connection between executive compensation and shareholder value creation, and this increase is reflected in the table above. Both the restricted stock and stock options have three-year cliff vesting schedules, and the stock options have a 10-year term, which is consistent with prior years. In compliance with our equity grant timing policy, the stock options and restricted stock were granted on February 15, 2008; the awards will vest in full on February 15, 2011, subject to the terms and conditions of the applicable award agreements.

Other Compensation

Members of our Management Committee receive limited additional compensation in the form of a monthly stipend to cover parking expenses, reimbursement of dues for club memberships used for business purposes, and certain insurance premiums. Our executive officers who participate in our Retirement Plan, a 401(k) plan, receive company matching contributions on 100% of their annual contributions up to a maximum of 6% of their total pay, up to the social security taxable wage base; their contributions are matched on the same basis we match contributions by non-executive employees. Some of our named executive officers also receive payments from time to time related to historical compensation programs, typically structured as investments made by the company on behalf of certain employees. For example, our named executive officers receive payments under the U.S. Bancorp Piper Jaffray Inc. Second Century Growth Deferred Compensation Plan (As Amended and Restated Effective September 30, 1998) (the “Second Century 1998 Plan”) and the U.S. Bancorp Piper Jaffray Inc. Second Century 2000 Deferred Compensation Plan (the “Second Century 2000 Plan”). Certain key employees were eligible to participate in these plans, under which participants were granted one or more deferred bonus awards that were deemed invested in certain measuring investments. Following a liquidity event for a particular investment, the participant receives a benefit payment based on the deemed return to the participant and payment of the portion of the participant’s account that was deemed invested. Participants may continue to receive payments under the plans until a liquidity or bankruptcy event has occurred with respect to each measuring investment. Messrs. Peterson, Salveson and Schnettler were granted deferred bonus awards under these plans in 1996, 1997, 1998 and/or 2000, and received deferred bonus payouts in 2007 and 2006 as set forth in the Summary Compensation Table. No new awards have been granted under these plans since 2000, and participation in the plans is frozen.

Cash Award Program

In connection with our spin-off from U.S. Bancorp on December 31, 2003, we established a cash award program pursuant to which we granted cash awards to a large number of our employees who were employed by us on December 15, 2003. These awards were designed to aid in retention and to provide fair treatment to our employees whose U.S. Bancorp stock option and restricted stock awards expired or were forfeited as a result of the spin-off. The cash award program, which is not a part of our regular compensation program, was approved by both our Board of Directors and by the Board of Directors of U.S. Bancorp at the time of the spin-off. The allocation and specific terms and conditions of these cash awards were approved by the Committee following the spin-off.

Each of the named executive officers, other than Mr. May due to his hire date of November 2005, entered into a letter agreement with us setting forth the terms and conditions of their cash award(s). Pursuant to these agreements, Mr. Duff was granted a discretionary cash award of $500,000 payable in four equal installments on each of March 31, 2004, 2005, 2006 and 2007, and Messrs. Duff, Schnettler, Salveson and Peterson were also granted other cash awards replacing the lost value of U.S. Bancorp options and restricted stock that expired or were forfeited as a result of the spin-off. The respective amounts of these other cash awards totaled $4,567,096; $244,184; $82,500; and $559,622. Fifty percent of each of these cash awards was paid on March 31, 2004, with the remaining 50% payable in four equal installments on each of March 31, 2005, 2006, 2007 and 2008. The payments are conditioned on the award recipient’s continued employment with Piper Jaffray on the payment date, except that Piper Jaffray will continue to pay the benefits if the recipient’s employment is terminated by reason of death, disability or retirement, or is terminated without cause during the 24-month period following a change in control of Piper Jaffray. The following table summarizes these cash award payments by year.

Name	2004	2005	2006	2007	2008

Andrew S. Duff	$2,408,548	$695,887	$695,887	$695,887	$570,887
Thomas P. Schnettler	$122,092	$30,523	$30,523	$30,523	$30,523
Jon Salveson	$41,250	$10,313	$10,313	$10,313	$10,313
Robert W. Peterson	$279,811	$69,953	$69,953	$69,953	$69,953

The full value of the cash awards granted to our named executive officers was included in 2003 compensation reported in the Summary Compensation Table in prior years, and therefore is not included in the Summary Compensation Table as 2007 compensation.

Termination and Change in Control Arrangements

  Non-Qualified Retirement Plan

Following our spin-off from U.S. Bancorp on December 31, 2003, we assumed liability for the non-qualified benefits accrued for our employees under the defined benefit excess plan component of the U.S. Bancorp Cash Balance Pension Plan. In 2004, we established the Piper Jaffray Companies Non-Qualified Retirement Plan to maintain and administer these benefits, which were transferred to us following the spin-off. Thereafter, participation in the plan was frozen. No new benefits may be earned by participants in this plan, but participating employees will continue to receive investment credits on their transferred plan balances until the plan balance is paid out upon the employee’s retirement or termination of employment. As of December 31, 2007, the Non-Qualified Retirement Plan account balances for our named executive officers were as follows: Mr. Duff, $489,863; Mr. Schnettler, $856,311; Mr. Salveson, $432,686; and Mr. Peterson, $472,691. Mr. May does not participate in this plan because his employment began after the spin-off from U.S. Bancorp.

  Severance Plans

All of our named executive officers are eligible to participate in the Piper Jaffray Severance Plan, a broad-based plan in which all of our full-time, U.S.-based employees generally are eligible to participate.

In the event of certain involuntary terminations of employment resulting from an employer-determined severance event, employees may receive severance pay up to a maximum of their weekly base salary multiplied by 52, subject to a maximum dollar amount equal to the limit in effect under Internal Revenue Code section 401(a)(17) for the year in which the employee’s employment involuntarily terminates. (For 2008, this limit is $230,000.) Employer-determined severance events may include, depending on the circumstances, closure of a company facility, a permanent reduction in our workforce or certain organizational changes that result in the elimination of the employee’s position.

  Other Termination and Change-in-Control Provisions

Certain award agreements and plans under which compensation has been awarded to our named executive officers include provisions regarding the payment of the covered compensation in the event of a termination of employment or a change in control of our company, as follows:

•	Under our Amended and Restated 2003 Annual and Long-Term Incentive Plan, following a termination of employment (other than as a result of a change in control), our stock option awards granted in 2007 and 2008 and our restricted stock awards will continue to vest so long as the termination was not for cause and the employee does not violate certain post-termination restrictions for the remaining vesting term of their awards. For stock option awards granted prior to 2007, unvested stock options are immediately canceled upon termination of employment for any reason other than death, disability or qualifying retirement, in which case the options will either vest immediately (in the case of death or disability) or continue to vest according to their original vesting schedule (in the case of retirement) and may be exercised for a designated period or the full term of the option, as set forth in the award agreement. For pre-2007 stock option grants, vested stock options may be exercised only while the optionee remains employed by us, except that vested options may be exercised for 90 days after termination of employment for a reason other than death, disability, qualifying retirement or termination for cause. A qualifying retirement means any termination of employment when an optionee is age 55 or older and has at least five years of service with Piper Jaffray. None of the named executive officers meets the qualifications for retirement under the terms of the option award agreement.

•	Executive officers who are terminated during the year (other than as a result of a change in control) will receive cash and equity compensation for that year under our annual incentive program in the discretion of the Committee. If a payout is made to the terminated executive, the amount will be based on adjusted pre-tax operating income for the portion of the year preceding the executive’s termination.

•	Under our Amended and Restated 2003 Annual and Long-Term Incentive Plan, following a termination of employment as a result of a change in control, all outstanding stock options will become fully vested and exercisable, all outstanding restricted stock will vest and all restrictions on the restricted stock will lapse, and all performance awards, including qualified performance-based awards under the annual incentive program for our Management Committee, will be considered to be earned and payable in full, and such performance awards will be settled in cash or shares, as determined by the Committee, as promptly as practicable. Because annual incentive award payouts are based on adjusted pre-tax operating income, which varies from year to year, and because the Committee must reduce the size of some awards to comply with the limits on the aggregate amount of incentive compensation that may be paid out to the Management Committee as a group under the annual incentive program, the specific amounts that would be payable to our Management Committee upon a change in control are indeterminable.

•	Under the Non-Qualified Retirement Plan, employees are entitled to a payout of their vested account balance upon any employment termination other than termination for cause.

•	Participants in the Second Century 2000 Plan remain entitled to receive full benefits under the plan if the participant’s employment terminates following a change in control or if the participant’s employment terminates for any other reason, so long as the individual is not terminated for cause and does not violate certain post-termination restrictions; otherwise the amount of the benefits may be limited to the lesser of (i) the amount of the participant’s deferred bonus award plus simple interest at 6.5% per annum from the effective date of the plan (February 28, 2000) through the participant’s termination date and (ii) the value of the participant’s account under the plan.

•	Participants in the Second Century 1998 Plan remain entitled to receive full benefits under the plan if the participant’s employment terminates following a change in control or if the participant’s employment terminates for any other reason, so long as the individual does not violate certain post-termination restrictions and does not commit any act of “gross misconduct,” as defined in the plan; otherwise the benefits are forfeited.

•	Cash awards continue on their original payment schedule in the event of termination due to death or disability, if the employee is terminated within 24 months following a change in control of Piper Jaffray, or if the employee meets the retirement eligibility thresholds under the terms of the cash awards (age 50 plus 10 years of service). Messrs. Duff and Schnettler are the only named executive officers who currently are retiree-eligible under these terms.

•	Our employees who participate in a paid-time off (“PTO”) program are entitled to be paid the value of accrued but unpaid PTO at the time their employment terminates. Under our PTO program, PTO is accrued in hours at a monthly rate based on the employee’s tenure and position, and employees may only carry over five earned days of PTO to be used by March 31 of the following year. After March 31, unused carry over days are forfeited.

•	Our employees who are at least 55 years old and have at least five years of service with us at the time of their employment termination are eligible to participate in our retiree medical insurance program following their termination of employment. Under this program, the employee pays premiums to cover the cost of retiree medical insurance that is negotiated by us at a group rate and therefore may be more economical than what is available for employees purchasing insurance on their own. Employees who meet certain eligibility requirements accrue credits during their employment with us that may be applied to offset two-thirds of the cost of the employee’s retiree medical insurance premiums, until the credit balance is depleted. Such credits begin to accrue to employees when the employee first meets one of the following age and years of service thresholds: age of 45 plus at least 15 years of service with us, or age of 50 plus at least 10 years of service with us. The credits are valued at $1,200 per year and accrue annual interest of 5.5%. As of December 31, 2007, our named executive officers had accrued credit balances as follows: Mr. Duff, $8,266; and Mr. Schnettler, $9,920; Messrs. Salveson, Peterson and May do not meet the eligibility requirements to receive credits. None of the named executive officers currently meets the eligibility requirements to participate in our retiree medical insurance program.

Compensation Policies

Executive Stock Ownership

We have adopted stock ownership guidelines to ensure that each member of the Management Committee maintains a meaningful equity stake in the company, which aligns management’s interests with those of our shareholders. The guidelines, which help to drive long-term performance and strengthen retention, provide for our Management Committee members to hold Piper Jaffray Companies stock with a value equal to seven times base salary for the chief executive officer, and two to five times base salary for the other members of our Management Committee, depending on the individual’s position, within five years after becoming subject to the guidelines. As of February 15, 2008, all of the named executive officers meet the guidelines based on 2008 salary levels with the exception of Mr. May, who joined the company in November 2005 and is not required to meet the guidelines until 2013. We also have adopted a share retention policy requiring members of our Management Committee to hold at least 50% of the shares awarded to them through our incentive plans, or acquired upon exercise of stock options awarded to them, net of taxes and transaction costs, for a minimum of five years.

We have an employee trading policy providing that employees may not sell our stock short and may not enter into any derivatives transaction in our stock if the effect of the transaction would be substantially equivalent to a short position in our stock or any standardized options strategy other than a covered call or protective put, and employees may not utilize any hedging strategy with respect to non-transferable Piper Jaffray securities, including restricted stock. Subject to these rules, our employees are permitted to hedge investments in our stock so long as they do not initiate any part of the hedge or unwind any part of such a hedge during designated trading blackout periods.

Equity Grant Timing Policy

In 2006, we established a policy pursuant to which equity grants to employees will be made only once each quarter, on the 15th calendar day of the month following the public release of earnings for the preceding quarter (or, if the 15th calendar day falls on a weekend or holiday, on the first business day thereafter). This policy covers grants made by the Committee as well as grants made by our chief executive officer to employees other than executive officers pursuant to authority delegated to him by the Committee. We established this equity grant timing policy to provide a regular, fixed schedule for equity grants that eliminates the exercise of discretion with respect to the grant date of employee equity awards. The grant dates under this policy are outside of the designated trading blackout periods that apply to our employees generally and fall within the regularly scheduled trading window periods during which our executive officers generally are permitted to trade in our securities.

Prior to the establishment of this policy, the Committee typically approved the grant of equity in connection with annual incentive or bonus compensation on the date of its first regular meeting of the fiscal year, to be granted on the date of its second regular meeting of the fiscal year. Mid-year grants made in connection with recruiting, retention or significant promotions to employees other than the executive officers were granted by the chief executive officer pursuant to authority delegated to him by the Committee and were granted on the later of the employee’s hire date (in the case of a recruiting award) or the date the award was approved by the chief executive officer.

Policy on Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code limits deductions for non-performance-based annual compensation in excess of $1 million paid to our named executive officers who served as executive officers at the end of the preceding fiscal year. Our policy is to maximize the tax deductibility of compensation paid to these officers. Accordingly, in 2004 we sought and obtained shareholder approval for the Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan, under which our annual incentive program is administered and annual cash and equity incentives are paid. The plan is designed and administered to qualify compensation awarded under our annual incentive program as “performance-based” to ensure that the tax deduction is available to the company. From time to time the Committee may authorize payments to the named executive officers that may not be fully deductible, if they believe such payments are in the interests of shareholders.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in our year-end disclosure documents.

Compensation Committee of the Board of Directors of Piper Jaffray Companies
Michael R. Francis, Chairperson
Lisa K. Polsky
Frank L. Sims
Jean M. Taylor

Summary Compensation Table

The following table contains compensation information for the years ended December 31, 2007 and December 31, 2006, for our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
Name & Principal		Salary	Bonus(1)	Awards(2)	Awards(2)	Compensation(3)	Compensation(4)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)

Andrew S. Duff	2007	396,667	—	1,116,210	213,804	1,123,777	14,313	2,864,771
Chairman and CEO	2006	380,000	—	802,605	286,840	1,633,732	8,319	3,111,496
Thomas P. Schnettler	2007	225,000	—	1,077,900	188,593	1,182,249	38,542	2,712,284
Vice Chairman and Chief	2006	205,000	—	832,381	132,831	1,687,105	18,554	2,875,871
Financial Officer
Jon W. Salveson	2007	225,000	—	874,164	123,326	1,034,598	46,687	2,303,775
Head of Investment Banking	2006	180,000	742,520	648,822	102,835	1,303,242	8,295	2,823,133
Robert W. Peterson	2007	225,000	—	605,543	106,332	725,483	10,070	1,672,428
Head of Equities	2006	205,000	—	462,140	76,968	1,039,144	10,669	1,793,921
Benjamin T. May	2007	225,000	—	132,811	22,182	426,250	9,099	815,342
Head of High Yield and	2006	201,875	793,000	6,063	—	—	5,973	1,006,911
Structured Products

(1)	The amounts in this column reflect bonuses for 2006 performance that were paid to Messrs. Salveson and May outside of the annual incentive program established for the Management Committee. Certain of Mr. Salveson’s and Mr. May’s variable compensation for 2006 was paid outside of the annual incentive program because they did not become executive officers until August 11, 2006, and were not covered by the annual incentive program for the Management Committee prior to that date.

(2)	The entries in the stock awards and option awards columns reflect the respective dollar amounts of stock-based compensation recognized for 2006 and 2007 financial statement reporting purposes in accordance with FAS 123R. The amounts associated with 2006 relate to restricted stock and stock option awards granted to the named executive officers in 2004, 2005 and 2006, and amounts associated with 2007 relate to restricted stock and stock option awards granted to the named executive officers in 2005, 2006 and 2007, as part of each officer’s annual incentive compensation for the year preceding the year of grant. For each named executive officer, the amounts in these columns reflect a three-year amortization of each award, all of which cliff-vest on the third anniversary of the grant date so long as the award recipient complies with the terms and conditions of the applicable award agreement. No equity forfeitures occurred during the year. Refer to Note 22 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 28, 2008 for a discussion of the relevant assumptions used to determine the valuation of our stock and option awards for accounting purposes.

(3)	The amounts in this column reflect the cash component of compensation paid out pursuant to qualified performance-based awards granted to the designated named executive officers under our annual incentive program relating to performance during 2006 and 2007(other than for Mr. Salveson, for whom the 2006 award relates to performance only for the portion of 2006 during which he served as an executive officer). The compensation paid out pursuant to the qualified performance-based awards included both a cash component and an equity component for each of the named executive officers other than Mr. Salveson, whose 2006 award was paid out solely in cash. For each of the named executive officers who received payouts under the annual incentive program, the equity component was paid in the form of restricted stock and stock options, granted on February 15, 2007 and February 15, 2008. Equity awards earned for 2007 performance but paid in 2008 are not reflected in the stock awards and option awards columns of this Summary Compensation Table and the awards are not reflected in the Grants of Plan-Based Awards Table. The aggregate dollar value and number of shares granted under these equity awards and the exercise price of the option awards is set forth below:

			Exercise
	Restricted	Option	Price of	Grant Date Fair
	Shares	Shares	Option	Value of Stock and
	Granted	Granted	Awards	Option Awards
Name	(#)	(#)	($)	($)

Andrew S. Duff	19,145	32,149	41.09	1,292,344
Thomas P. Schnettler	16,479	27,672	41.09	1,112,389
Jon Salveson	14,421	24,217	41.09	973,462
Robert W. Peterson	10,113	16,981	41.09	682,614
Benjamin T. May	7,279	12,223	41.09	491,338

(4)	All other compensation for the year ended December 31, 2007 consists of the following:

Form of All Other		Andrew S.	Thomas P.	Jon W.	Robert W.	Benjamin
Compensation	Year	Duff	Schnettler	Salveson	Peterson	T. May

Parking stipend	2007	2,880	2,880	2,160	2,880	2,160
	2006	2,880	2,880	2,160	2,880	1,260
Club membership dues	2007	4,494	—	—	—	—
	2006	4,494	—	—	—	—
401(k) matching contributions	2007	5,850	5,850	5,850	5,850	5,850
	2006	—	3,768	3,768	3,768	3,768
Life and long-term disability	2007	1,089	1,089	855	855	1089
insurance premiums	2006	945	1,089	855	837	945
Other	2007	—	28,723	37,822	485	—
	2006	—	10,817	1,512	3,184	—

The “Other” amounts identified in the table above include:

•	For Messrs. Schnettler, Salveson and Peterson, amounts paid out in 2006 and 2007 under the Second Century 1998 Plan and the Second Century 2000 Plan.

•	For Mr. Schnettler, the amount also includes a $25,213 cash payment in connection with a liquidity event for an investment purchased by the company in 1996 with funds from a business line incentive pool, and $2,702 in airfare provided for his spouse who accompanied him to a strategic off-site meeting of the Board of Directors at the company’s invitation.

•	For Mr. Salveson, the amount also includes a $37,499 cash payment representing his proportionate share of a venture capital fund carried interest held by the company as part of compensation program implemented prior to our spin-off from U.S. Bancorp.

Grants of Plan-Based Awards

The following table provides information regarding the grants of plan-based awards made to the named executive officers during the year ended December 31, 2007.

			Estimated
			Possible		All Other
			Payouts	All Other	Option
			Under	Stock	Awards:		Grant Date
			Incentive	Awards:	Number of	Exercise	Fair Value
		Compensation	Plan	Number of	Securities	Price of	of Stock
		Committee	Awards(2)	Shares of	Underlying	Option	and Option
		Approval	Maximum	Stock(3)(4)	Options(3)(5)	Awards(6)	Awards(4)(5)
Name	Grant Date	Date(1)	($)	(#)	(#)	($)	($)

Andrew S. Duff	2/15/2007	1/31/2007	4,902,184	22,257	9,641	70.13	1,836,327
Thomas P. Schnettler	2/15/2007	1/31/2007	4,902,184	16,731	7,248	70.13	1,380,420
Jon W. Salveson	2/15/2007	1/31/2007	4,902,184	15,853	6,868	70.13	1,307,990
Robert W. Peterson	2/15/2007	1/31/2007	4,902,184	10,305	4,464	70.13	850,226
Benjamin T. May	2/15/2007	1/31/2007	4,902,184	6,146	2,662	70.13	507,072

(1)	The Compensation Committee approved the grant of the stock and option awards identified in the all other stock awards and all other option award columns of this table at a meeting on January 31, 2007. In accordance with the terms of this approval and our equity grant timing policy, the awards were granted on February 15, 2007.

(2)	The amounts in this column reflect an estimate of the maximum combined value of the cash and equity that would have been payable to the named executive officers under qualified performance-based awards granted to the named executive officers for 2007 under the annual incentive program for our Management Committee, had we achieved the same adjusted pre-tax operating income for 2007 as was achieved for 2006. Because the amounts payable under the qualified performance-based awards are stated in the annual incentive program as a percentage of adjusted pre-tax operating income that can only be decreased, and not increased, from that maximum level, and because the actual amounts paid out below this maximum level are within the full discretion of the Committee, there are no identifiable threshold or target amounts under the awards, and the maximum amounts actually payable to the named executive officers pursuant to the awards for 2007 were indeterminable at the time the awards were granted. Accordingly, we estimated these amounts using our adjusted pre-tax operating income for 2006. In addition, because the Committee has full discretion to determine the total dollar value of the respective amounts to be paid out under the awards in the form of cash and equity, the amount of each form of payment under the awards is indeterminable until after the awards are paid. At the time the awards were paid out, the Committee designated the total dollar value of the amounts to be paid out in cash and the total dollar value to be paid out in equity, with the number of shares to be calculated following the same method described below in notes 4 and 5.

(3)	The amounts in these columns reflect equity compensation paid out to the named executive officers, pursuant to qualified performance-based awards granted to these officers in 2006 under our annual incentive program for the Management Committee. The shares of restricted stock and stock options were granted to these officers on February 15, 2007 following the Compensation Committee’s certification of the attainment of 2006 annual financial performance goals established by the Committee under the annual incentive program. All of the restricted stock and stock options were granted under our Amended and Restated 2003 Annual and Long-Term Incentive Plan and will vest in full on February 15, 2010, assuming the award recipient complies with the terms and conditions of the applicable award agreement, as discussed in the Compensation Discussion and Analysis under “Compensation Program and Payouts — Termination and Change in Control Arrangements — Severance Plans.”

(4)	The restricted stock awards are subject to forfeiture prior to vesting in the event the award recipient is terminated for cause or, following certain terminations of employment, misappropriates confidential company information, participates in or is employed by a competitor of Piper Jaffray, or solicits employees, customers or clients of Piper Jaffray, all as set forth in more detail in the applicable award agreement. Recipients have the right to vote the shares of Piper Jaffray restricted stock they hold and to receive dividends (if any) on the restricted stock at the same rate paid to our other shareholders. (We currently do not pay dividends on our common stock.) The number of shares of restricted stock awarded to each named executive officer was determined by dividing specified dollar amounts representing a percentage of the individual’s total annual incentive compensation by $70.13, the closing price of our common stock on the February 15, 2007 grant date.

(5)	The stock option awards expire on the tenth anniversary of the grant date if not earlier exercised; they will continue to vest following a termination of employment so long as the termination was not for cause and the employee does not violate certain post-termination restrictions for the remaining vesting term of the awards. The number of shares of stock options awarded to each officer for 2007 was determined by dividing specified dollar amounts representing a percentage of the individual’s total annual incentive compensation for that year by the Black-Scholes value of one option share on the grant date.

(6)	The exercise price equals the $70.13 closing sales price of one share of our common stock on the grant date of the options (February 15, 2007).

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning equity awards held by the named executive officers that were outstanding as of December 31, 2007.

					Stock Awards
	Option Awards				Number of
	Number of Securities	Number of Securities			Shares of	Market Value of
	Underlying	Underlying			Stock that	Shares of Stock
	Unexercised Options	Unexercised Options	Option	Option	Have Not	That Have Not
	(#)	(#)	Exercise Price	Expiration	Vested(2)	Vested(3)
Name	Exercisable	Unexercisable	($)	Date(1)	(#)	($)

Andrew S. Duff	24,940	—	47.30	2/12/2014	67,208	3,113,075
		11,719	39.62	2/22/2015	—	—
		6,098	47.85	2/21/2016	—	—
		9,641	70.13	2/15/2017	—	—
Thomas P. Schnettler	1,938	—	47.30	2/12/2014	67,094	3,107,794
		12,696	39.62	2/22/2015	—	—
		7,241	47.85	2/21/2016	—	—
		7,248	70.13	2/15/2017	—	—
Jon W. Salveson	5,729	—	47.30	2/12/2014	52,062	2,411,512
		10,639	39.62	2/22/2015	—	—
		6,868	70.13	2/15/2017	—	—
Robert W. Peterson	1,938	—	47.30	2/12/2014	36,944	1,711,246
		6,250	39.62	2/22/2015	—	—
		4,269	47.85	2/21/2016	—	—
		4,646	70.13	2/15/2017	—	—
Benjamin T. May	—	2,662	70.13	2/15/2017	6,591	305,295

(1)	Option awards expiring on February 22, 2015, will vest on February 22, 2008; option awards expiring on February 21, 2016, will vest on February 21, 2009; and option awards expiring on February 15, 2017, will vest on February 15, 2010; in each case so long as the award recipient complies with the terms and conditions of the applicable award agreement.

(2)	The shares of restricted stock vest on the dates and in the amounts set forth in the table below, so long as the award recipient complies with the terms and conditions of the applicable award agreement.

	Number of Shares Scheduled to Vest That Are Held
	by Each Named Executive Officer
	Andrew S.	Thomas P.	Jon W.	Robert W.	Benjamin T.
Vesting Date	Duff	Schnettler	Salveson	Peterson	May

February 22, 2008	28,963	31,377	16,941	15,447	—
February 21, 2009	15,988	18,986	19,268	11,192	455
February 15, 2010	22,257	16,731	15,853	10,305	6,146

(3)	The values in this column are based on the $46.32 closing sales price of our common stock on the New York Stock Exchange on December 31, 2007.

Option Exercises and Stock Vested

The following table sets forth certain information concerning options exercised and stock vested during the year ended December 31, 2007. No stock options were exercised by any of the named executive officers in 2007.

	Stock Awards
	Number of Shares
	Acquired on	Value Realized on
	Vesting	Vesting(1)
Name	(#)	($)

Andrew S. Duff	12,448	833,394
Thomas P. Schnettler	9,805	656,445
Jon W. Salveson	10,005	669,835
Robert W. Peterson	6,502	435,309
Benjamin T. May	—	—

(1)	The value realized upon vesting of the stock awards is based on the $66.95 closing sales price of our common stock on the February 12, 2007 vesting date of the awards.

Non-Qualified Deferred Compensation Plans

The following table provides information regarding amounts accrued by the named executive officers in our Non-Qualified Retirement Plan. As discussed in the Compensation Discussion and Analysis, participation in this plan was frozen in 2004 and no new benefits may be earned by participants in the plan. However, participating employees will continue to receive investment credits on their transferred plan balances in accordance with the terms of the plan. The investment credits are paid in a lump-sum on December 31 each year to employees who remain employed by us on that date. Each employee’s plan balance will be payable by us upon the employee’s retirement or termination of employment. No amounts or portions of amounts reported in the column reporting aggregate earnings in the last fiscal year were included in the Summary Compensation Table because the amounts earned were not earned at a preferential rate. We previously have reported fiscal year-end balances in our proxy statement but not in the Summary Compensation Table.

	Aggregate	Aggregate
	Earnings in Last	Balance at Last
	Fiscal Year	Fiscal Year-End
Name	($)	($)

Andrew S. Duff	37,083	489,863
Thomas P. Schnettler	62,328	856,311
Jon W. Salveson	29,212	432,686
Robert W. Peterson	34,405	472,691
Benjamin T. May	—	—

Under the Second Century 1998 Plan and the Second Century 2000 Plan described in the Compensation Discussion and Analysis, certain key employees were granted one or more deferred bonus awards that were deemed invested in certain measuring investments. Following a liquidity event for a particular investment, the participant receives a benefit payment based on the deemed return to the participant and payment of the portion of the participant’s account that was deemed invested. Participants may continue to receive payments under the plans until a liquidity or bankruptcy event has occurred with respect to each measuring investment. No new awards have been granted under these plans since 2000, and participation in the plans is frozen. The following table identifies the amounts earned in 2007 and the deferred balances for each of the named executive officers who received one or more deferred bonuses under the plans. The amounts earned in 2007 are included in “All Other Compensation” in the Summary Compensation Table. We previously have not included fiscal year-end balances in the Summary Compensation Table, but have included earnings paid out in a given year in the Summary Compensation Table for that year.

	Aggregate
	Earnings Paid	Deferred Balance
	Out in Last	(Deemed Investment) at
	Fiscal Year	Last Fiscal Year-End
Name	($)	($)

Thomas P. Schnettler	808	550,000
Jon W. Salveson	323	100,000
Robert W. Peterson	485	200,000

Potential Payments Upon Termination or Change-in-Control

The following table sets forth quantitative information with respect to potential payments to be made to each of the named executive officers or their beneficiaries upon termination in various circumstances, assuming termination on February 15, 2008. In the following table, unless indicated otherwise, all equity is listed at its dollar value as of February 15, 2008, based on the closing sales price of our common stock on that date. Options are shown at intrinsic value, which represents the difference between the exercise price of the option and the stock price on February 15, 2008.

	Type of Termination
		Involuntary
		Termination
	Change in	Within 24		Involuntary	Other
	Control Not	Months		Termination	Involuntary
	Followed by	Following a		Under	Termination	Involuntary
	Employment	Change in	Voluntary	Severance	Not for	Termination
Name	Termination	Control	Termination	Plan	Cause	for Cause

Andrew S. Duff
Severance(1)	—	—	—	$230,000	—	—
Accrued but Unused PTO(2)	$6,154	$6,154	$6,154	$6,154	$6,154	$6,154
Cash Awards(3)	—	$570,887	$570,887	$570,887	$570,887	$570,887
Restricted Stock(4)(5)	$3,548,221	$3,548,221	$3,548,221	$3,548,221	$3,548,221	—
Stock Options(4)(5)	$17,227	$17,227	—	—	—	—
Annual Incentive Award(4)	Indeterminable	—	—	—	—	—
Non-Qualified Retirement Plan(6)	$489,863	$489,863	$489,863	$489,863	$489,863	—
Thomas P. Schnettler
Severance(1)	—	—	—	$186,748	—	—
Accrued but Unused PTO(2)	$2,921	$2,921	$2,921	$2,921	$2,921	$2,921
Cash Awards(3)	—	$30,523	$30,523	$30,523	$30,523	$30,523
Restricted Stock(4)(5)	$3,433,998	$3,433,998	$3,433,998	$3,433,998	$3,433,998	—
Stock Options(4)(5)	$18,663	$18,663	—	—	—	—
Annual Incentive Award(4)	Indeterminable	—	—	—	—	—
Non-Qualified Retirement Plan(6)	$856,311	$856,311	$856,311	$856,311	$856,311	—
Second Century Deferred Compensation Plans(7)	—	Indeterminable	Indeterminable	Indeterminable	Indeterminable	$1,776
Jon W. Salveson
Severance(1)	—	—	—	$124,175	—	—
Accrued but Unused PTO(2)	$2,921	$2,921	$2,921	$2,921	$2,921	$2,921
Cash Awards(3)	—	$10,313	—	—	—	—
Restricted Stock(4)(5)	$2,731,770	$2,731,770	$2,731,770	$2,731,770	$2,731,770	—
Stock Options(4)(5)	$15,639	$15,639	—	—	—	—
Annual Incentive Award(4)	Indeterminable	—	—	—	—	—
Non-Qualified Retirement Plan(6)	$432,686	$432,686	$432,686	$432,686	$432,686	—
Second Century Deferred Compensation Plans(7)	—	Indeterminable	Indeterminable	Indeterminable	Indeterminable	—
Robert W. Peterson
Severance(1)	—	—	—	$121,734	—	—
Accrued but Unused PTO(2)	$2,921	$2,921	$2,921	$2,921	$2,921	$2,921
Cash Awards(3)	—	$69,953	—	—	—	—
Restricted Stock(4)(5)	$1,933,533	$1,933,533	$1,933,533	$1,933,533	$1,933,533	—
Stock Options(4)(5)	$9,188	$9,188	—	—	—	—
Annual Incentive Award(4)	Indeterminable	—	—	—	—	—
Non-Qualified Retirement Plan(6)	$472,691	$472,691	$472,691	$472,691	$472,691	—
Second Century Deferred Compensation Plans(7)	—	Indeterminable	Indeterminable	Indeterminable	Indeterminable	—
Benjamin T. May
Severance(1)	—	—	—	$112,500	—	—
Accrued but Unused PTO(2)	$2,921	$2,921	$2,921	$2,921	$2,921	$2,921
Restricted Stock(4)(5)	$569,899	$569,899	$569,899	$569,899	$569,899	—
Stock Options(4)(5)	—	—	—	—	—	—
Annual Incentive Award(4)	Indeterminable	—	—	—	—	—

(1)	Under our Severance Plan, employees may be eligible for severance payments in the event of employment termination by us due to a facility closure, permanent work-force reduction, organizational change that eliminates the employee’s position, or similar event as determined by the company. The named executive officers participate in the Severance Plan on the same basis as all other employees. The amount in the table reflects salary continuation payments calculated in accordance with the provisions of the plan, except that salary continuation payments under the plan are capped at $230,000. Also under this plan, the named executive officers would be entitled to continue to participate in our health and welfare benefits programs at employee rates during the severance period.

(2)	Our employees who participate in a PTO program are entitled to be paid the value of accrued but unpaid PTO at the time their employment terminates. Under our PTO program, PTO is accrued in hours at a monthly rate based on the employee’s tenure and position. The amount in the table reflects hours of PTO accrued to but unused as of February 15, 2008. The value of the unused PTO was calculated by dividing the employee’s base salary (as of February 15, 2008) by 2080 hours (the standard number of hours employees are deemed to work in a year), multiplied by the number of accrued PTO hours.

(3)	The amount reflects the total unpaid amounts of cash awards due. Under the terms of the cash award agreement, the award will continue to be paid on its original payment schedule in the event of an involuntary termination within 24 months following a change in control of Piper Jaffray, or in the event of termination by an employee who meets the retirement eligibility threshold under the terms of the cash award (age 50 plus 10 years of service). As of February 15, 2008, Messrs. Duff and Schnettler are the only named executive officers who meet the retirement eligibility threshold. Mr. May was not employed by Piper Jaffray at the time of our spin-off from U.S. Bancorp and, as a result, he did not receive a cash award.

(4)	Under our Amended and Restated 2003 Annual and Long-Term Incentive Plan, in the event of a change in control of Piper Jaffray, regardless whether an employee’s employment is terminated, all outstanding stock options will become fully vested and exercisable, all outstanding restricted stock will vest and all restrictions on the restricted stock will lapse, and all performance awards, including qualified performance-based awards granted under the annual incentive program for the Management Committee members, will be considered to be earned and payable in full, and such performance awards will be settled in cash or shares, as determined by the Compensation Committee, as promptly as practicable. Because the Compensation Committee has discretion to determine the specific amounts of the cash and equity compensation to be paid out under the qualified performance-based awards granted under the annual incentive program, the amounts that would be payable to the named executive officers upon a change in control are indeterminable.

(5)	Under the applicable award agreements, the stock options granted since 2007 and all the restricted stock awards will continue to vest following a termination of employment so long as the termination was not for cause and the employee does not violate certain post-termination restrictions; the stock options granted prior to 2007 will continue to vest upon a qualifying retirement, and vesting of these stock option awards and all the restricted stock awards will accelerate in the event of termination due to death or disability. The restricted stock and stock option awards granted since 2007 will continue to vest following a termination of employment under the Severance Plan. Under the terms of the stock option awards granted prior to 2007, vested stock options may be exercised only while the optionee remains employed by us, except that vested options may be exercised for 90 days after termination of employment for a reason other than death, disability, qualifying retirement or termination for cause, and may be exercised for up to three years following a termination due to death or disability. A qualifying retirement means any termination of employment when an optionee is age 55 or older and has at least five years of service with us. If an optionee meets these requirements at the time of termination and the termination is not for cause, the options granted prior to 2007 will continue to vest and may be exercised for the full term of the option. As of February 15, 2008, none of the named executive officers met the requirements for a qualifying retirement. The amounts in the table reflect these terms and conditions and assume compliance with any post-termination vesting requirements that are within the named executive officers’ control.

(6)	The amounts reflect account balances under the Non-Qualified Retirement Plan as of February 15, 2008. Under the plan, employees are entitled to receive their account balances following a termination of employment for any reason other than cause.

(7)	The amounts shown reflect potential payouts under the Second Century 1998 Plan and the Second Century 2000 Plan. Under the plans, participants were granted one or more deferred bonus awards, which were deemed invested in certain measuring investments. Following a liquidity event (as defined in the plan) for a particular measuring investment, the participant receives a benefit payment based on the deemed return to the participant with respect to the measuring investment as well as payment of that portion of the participant’s account that was deemed invested. Participants may continue to receive payments under the plans until a liquidity or bankruptcy event has occurred with respect to each measuring investment in which deferred bonus awards are deemed to be invested. Individuals remain entitled to receive full benefits under the plans following a termination of employment, so long as the individual does not violate certain post-termination restrictions and is not terminated for cause (under the 2000 plan) or as the result of an act of gross misconduct (under the 1998 plan). If the employee fails to comply with these provisions, under the 1998 plan the employee will lose his benefits, and under the 2000 plan the participant will receive the amount originally deferred with interest at 6.5% per annum. The benefits that would be payable under these plans in every event other than a termination for cause are indeterminable because they are based on the value to investors of liquidity events, the timing and value of which are not ascertainable in advance. The following is a table of deferred bonuses for the 1998 Plan and 2000 Plan.

							Deferred Bonus
	Deferred Bonus Award Amounts under 1998 Plan						Award Amounts Under 2000 Plan
Name	($)						($)

Thomas P. Schnettler	1996	$250,000	1997	$125,000	1998	$75,000	2000	$100,000
Jon W. Salveson	1996	$25,000	1997	$50,000	1998	$25,000		—
Robert W. Peterson	1996	$50,000	1997	$75,000	1998	$75,000		—

SECURITY OWNERSHIP

Stock Ownership Guidelines

We believe it is important for our directors and executive officers to maintain a meaningful equity interest in our company, to ensure that their interests are aligned with the interests of our shareholders. Our Board of Directors has adopted stock ownership guidelines to establish its minimum expectations for our directors and executive officers with respect to this equity stake. As discussed above in the Compensation Discussion and Analysis, our executive officers are subject to stock ownership guidelines that provide for equity ownership in an amount having a market value ranging from two to seven times the individual’s annual base salary, depending upon the individual’s position, to be achieved within five years of the date the individual became subject to the guidelines. Both common stock and restricted stock count towards these guidelines. The table below under “Beneficial Ownership of Directors, Nominees and Executive Officers” shows how many shares of stock were owned as of March 10, 2008, by each of our named executive officers for purposes of measuring compliance with the guidelines.

Effective in 2007, our Board increased our stock ownership guidelines applicable to non-employee directors to provide for equity ownership by our non-employee directors in an amount equal to four times the director’s annual cash retainer, to be achieved within four years after the director’s initial election to the Board, except that non-employee directors elected prior to January 31, 2007, have a total of five years to achieve these ownership levels. Accordingly, each of our current non-employee directors other than Ms. Polsky has five years to achieve these ownership levels. Both common stock and phantom stock (acquired through deferral of cash or stock under our Deferred Compensation Plan for

Non-Employee Directors) are counted towards these ownership guidelines. The table below under “Beneficial Ownership of Directors, Nominees and Executive Officers” includes the number of shares of our common stock and phantom stock that were deemed owned as of March 10, 2008, by each of our non-employee directors for purposes of measuring compliance with the guidelines.

Beneficial Ownership of Directors, Nominees and Executive Officers

The following table shows how many shares of our common stock were beneficially owned as of March 10, 2008 by each of our directors, director nominees and executive officers named in the Summary Compensation Table contained in this proxy statement, and by all of our directors and executive officers as a group. Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares owned by them.

		Phantom Shares
	Shares of	Counted Towards
	Piper Jaffray	Director Stock
Name of Beneficial Owner	Common Stock*	Ownership Guidelines**

Andrew S. Duff	131,703(1)	—
Michael R. Francis	13,880(2)	1,584
B. Kristine Johnson	13,080(3)	1,743
Samuel L. Kaplan	20,923(4)	6,132
Benjamin T. May	14,007(5)	—
Robert W. Peterson	56,069(6)	—
Addison L. Piper	20,663(7)	1,743
Lisa K. Polsky	7,500(8)	2,794
Jon W. Salveson	84,441(9)	—
Thomas P. Schnettler	94,249(10)	—
Frank L. Sims	19,380(11)	1,000
Jean M. Taylor	6,463(12)	2,857
All directors, director nominees, named executive officers and other executive officers as a group (16 persons)	536,461(13)	17,853

*	None of the individual beneficial owners identified in this table owns more than 1% of Piper Jaffray common stock outstanding as of March 10, 2008. As a group, our directors, director nominees and executive officers hold 2.84% of Piper Jaffray common stock as of March 10, 2008. The holders of restricted stock identified in the footnotes below have no investment power with respect to the restricted stock.

**	The directors have no voting or investment power with respect to the shares of phantom stock. All shares of phantom stock have been deferred pursuant to the Non-Employee Director Compensation Plan for Non-Employee Directors, as described above under “Compensation Program for Non-Employee Directors.”

(1)	Includes 15,988 shares of restricted stock that vest in full on February 21, 2009, 22,257 shares of restricted stock that vest in full on February 15, 2010, 19,145 shares of restricted stock that will vest in full on February 15, 2011, 36,559 shares of common stock held directly, 10 shares of common stock held by his two minor children, 1,299 shares of common stock held in the Piper Jaffray Companies Retirement Plan, and 36,659 shares of common stock covered by options that are currently exercisable.

(2)	Includes 2,000 shares of common stock held directly and 11,880 shares of common stock covered by options that are currently exercisable.

(3)	Includes 1,200 shares of common stock held in an individual retirement account and 11,880 shares of common stock covered by options that are currently exercisable.

(4)	Includes 9,043 shares of common stock held in the Kaplan, Strangis & Kaplan profit-sharing trust for the benefit of Mr. Kaplan and 11,880 shares of common stock covered by options that are currently exercisable.

(5)	445 shares of restricted stock that vest in full on February 21, 2009, 6,146 shares of restricted stock that vest in full on February 15, 2010, 7,279 shares of restricted stock that will vest in full on February 15, 2011 and 136 shares of common stock held in the Piper Jaffray Companies Retirement Plan.

(6)	Includes 11,192 shares of restricted stock that vest in full on February 21, 2009, 10,305 shares of restricted stock that vest in full on February 15, 2010, 10,113 shares of restricted stock that will vest in full on February 15, 2011, 15,782 shares of common stock held directly, 473 shares of common stock held in the Piper Jaffray Companies Retirement Plan, 14 shares of common stock held in an individual retirement account, and 8,188 shares of common stock covered by options that are currently exercisable.

(7)	Includes 4,441 shares of restricted stock that vest in full on February 21, 2009, 5,080 shares of common stock held directly, 172 shares of common stock held in the Piper Jaffray Companies Retirement Plan, 1,000 shares of common stock held in an individual retirement account, 50 shares of common stock held by Mr. Piper’s spouse as to which he shares voting and investment power with his spouse, and 9,920 shares of common stock covered by options that are currently exercisable.

(8)	All shares beneficially owned by Ms. Polsky are held directly.

(9)	Includes 19,268 shares of restricted stock that vest in full on February 21, 2009, 15,853 shares of restricted stock that vest in full on February 15, 2010, 14,421 shares of restricted stock that will vest in full on February 15, 2011, 18,056 shares of common stock held directly, 473 shares of common stock held in the Piper Jaffray Companies Retirement Plan, and 16,368 shares of common stock covered by options that are currently exercisable.

(10)	Includes 18,986 shares of restricted stock that vest in full on February 21, 2009, 16,731 shares of restricted stock that vest in full on February 15, 2010, 16,479 shares of restricted stock that will vest in full on February 15, 2011, 26,944 shares of common stock held directly, 473 shares of common stock held in the Piper Jaffray Companies Retirement Plan, and 14,634 shares of common stock covered by options that are currently exercisable.

(11)	Includes 7,500 shares of common stock held directly and 11,880 shares of common stock covered by options that are currently exercisable.

(12)	Includes 500 shares of common stock held directly and 5,963 shares of common stock covered by options that are currently exercisable.

(13)	Includes 79,773 shares of restricted stock that vest in full on February 21, 2009, 82,745 shares of restricted stock that vest in full on February 15, 2010, 78,466 shares of restricted stock that will vest in full on February 15, 2011, 4,709 shares of common stock held in the Piper Jaffray Companies Retirement Plan, 11,261 shares held in a retirement or profit-sharing plan or account other than the Piper Jaffray Companies Retirement Plan, 130,930 shares of common stock held directly or by family members, and 148,777 shares covered by options that are currently exercisable.

Beneficial Owners of More than Five Percent of Our Common Stock

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as of March 10, 2008, the persons known by us to be beneficial owners of more than 5% of our common stock were as follows:

	Shares of
	Piper Jaffray
Name of Beneficial Owner	Common Stock		Percent of Class

BlackRock, Inc.	2,192,545	(1)	12.53%
40 East 52nd Street New York, NY 10022
T. Rowe Price Associates, Inc.	1,371,305	(2)	7.80%
100 E. Pratt Street Baltimore, MD 21202
Advisory Research, Inc.	1,203,020	(3)	6.88%
180 North Stetson Street, Suite 5500 Chicago, IL 60601
Dimensional Fund Advisors LP	1,004,607	(4)	5.74%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Barclays Global Investors, N.A.	950,946	(5)	5.44%
45 Fremont Street San Francisco, CA 94105

(1)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2008, by BlackRock, Inc. The beneficial ownership indicated above represents the aggregate beneficial ownership of the following subsidiaries of BlackRock, Inc.: BlackRock Advisors LLC, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management LLC, and State Street Research & Management Co. Shared dispositive and shared voting power has been reported for all shares.

(2)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2008, by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. reported that it has sole voting power as to 272,740 shares and sole dispositive power as to 1,371,305 shares. T. Rowe Price Associates, Inc. serves as investment adviser to certain individual and institutional clients holding the shares listed above, and as an investment adviser, may be deemed to have beneficial ownership of the shares owned by its advisory clients. T. Rowe Price Associates, Inc. disclaims beneficial ownership of these shares. T. Rowe Price Associates, Inc. is a wholly-owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.

(3)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008, by Advisory Research, Inc. Advisory Research reported that it has sole voting and dispositive power with respect to all 1,203,020 shares reflected in the table.

(4)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2008, by Dimensional Fund Advisors LP. Dimensional reported that it has sole voting and dispositive power with respect to all 1,004,607 shares reflected in the table. As an investment advisor, Dimensional may be deemed to have beneficial ownership of the shares owned by its advisory clients, but it disclaims beneficial ownership of these shares. Dimensional reported that none of its advisory clients was known by it to own more than 5% of our common stock.

(5)	This information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2008, 2008, by Barclays Global Investors, N.A. and a group of affiliated entities, which reported sole voting and dispositive power as follows: Barclays Global Investors, N.A., sole voting and dispositive power as to 350,127 shares; Barclays Global Fund Advisors, sole voting power as to 436,875 shares and sole dispositive power as to 582,898 shares; and Barclays Global Investors, Ltd., sole voting and dispositive power as to 17,921 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file initial reports of ownership of our securities and reports of changes in ownership of our securities with the Securities and Exchange Commission. Based on our knowledge and on written representations from our executive officers and directors, we believe that all Section 16(a) filing and disclosure requirements applicable to our executive officers and directors for 2007 have been satisfied, except for a late report by Mr. Piper with respect to the purchase of 48 shares by his spouse on October 28, 2004 that was discovered and then promptly reported during 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, comprised entirely of independent, non-employee directors, is responsible for establishing and administering our policies involving the compensation of our executive officers. No employee of the company serves on the Compensation Committee. The Committee members have no interlocking relationships as defined by the Securities and Exchange Commission.

Transactions with Related Persons

Client accounts managed by the investment advisory subsidiaries of BlackRock, Inc., own greater than 5% of the shares of our common stock, and we received institutional brokerage revenue of approximately $1.0 million from transactions placed by BlackRock’s investment advisory subsidiaries for these client accounts during 2007. T. Rowe Price Associates, Inc. acts as investment advisor to client accounts that own greater than 5% of the shares of our common stock, and we received institutional brokerage revenue of approximately $850,000 from transactions placed by T. Rowe Price Associates, Inc. on behalf of client accounts during 2007. Client accounts managed by Barclays Global Investors, N.A. and its affiliates own greater than 5% of the shares of our common stock and we received institutional brokerage revenue of approximately $160,000 from transactions involving Barclays Global Investors, N.A.

From time to time in the ordinary course of business, Piper Jaffray, through our subsidiaries, engages in transactions with other corporations or entities whose executive officers or directors also are directors or executive officers of Piper Jaffray or have an affiliation with our directors or executive officers. Such transactions are conducted on an arm’s-length basis and may not come to the attention of our directors or executive officers or those of the other corporations or entities involved. In addition, from time to time our executive officers and directors and their affiliates may engage in transactions in the ordinary course of business involving goods and services provided by Piper Jaffray, such as investment and financial advisory services. With respect to our executive officers and employee directors, such goods and services are provided on terms comparable to those extended to employees of our company generally. With respect to our non-employee directors and their affiliates, such goods and services are provided on substantially the same terms as those prevailing at the time for comparable transactions with non-employees. In 2007, Piper Jaffray was engaged to structure and arrange debt financing for entities in which Mr. Kaplan, a non-employee director, owns a greater-than-10% interest. The terms of the transaction are substantially the same as those for comparable transactions with non-affiliated individuals. Piper Jaffray will receive a fee as percentage of the financing amount, which is expected to exceed $120,000, if the transaction is consummated. As of March 10, 2008, the transaction had not yet been completed.

During 2007, we paid approximately $2.1 million to Faegre & Benson LLP for legal services provided to us and our subsidiaries. The spouse of James L. Chosy, our general counsel and secretary, is a partner with Faegre & Benson. Mr. Chosy’s spouse has not personally provided any legal services to us or our subsidiaries.

From time to time, certain of our directors, executive officers and other employees who are accredited investors may invest their personal funds directly in funds managed by Piper Jaffray, through our subsidiaries, on the same terms and with the same conditions as the other investors in these funds, who may not be our directors, executive officers or employees. Messrs. Schnettler and Piper each committed to invest $150,000 in one such fund in 2007.

Review and Approval of Transactions with Related Persons

To minimize actual and perceived conflicts of interests, our Board of Directors has adopted a written policy governing our company’s transactions where the aggregate amount involved is reasonably expected to exceed $120,000 and any of the following persons has or may have a direct or indirect interest: (a) our executive officers or directors (including nominees), (b) shareholders who own more than 5% of our common stock, (c) any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law or person (other than a tenant or employee) sharing the same household of any person described in (a) or (b), and (d) the primary business affiliation of any person described in (a), (b) or (c). These transactions are considered “related person transactions.” Unless exempted from the policy as described below, related person transactions must be submitted for review by our Nominating and Governance Committee. The Nominating and Governance Committee considers the available, relevant facts and circumstances and will approve or ratify only those related person transactions that it determines are in, or are not inconsistent with, the best interests of our company and its shareholders. The chairperson of the Nominating and Governance Committee may approve and ratify transactions if it is not practicable to wait until the next committee meeting, but the chairperson is required to report to the committee at its next meeting any approval or ratification pursuant to this delegated authority. The Board of Directors also may exercise the powers and duties of the Nominating and Governance Committee under our policy governing related person transactions. Certain transactions that would not be required to be disclosed under applicable rules and regulations of the Securities and Exchange Commission are exempted from the definition of related person transactions under our policy and therefore do not require review and approval by the Nominating and Governance Committee.

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR INDEPENDENT AUDITOR

Audit Committee Report

The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of the consolidated financial statements. The consolidated financial statements of Piper Jaffray Companies for the year ended December 31, 2007, were audited by Ernst & Young LLP, independent auditor for the company.

As part of its activities, the Committee has:

1.	Reviewed and discussed with management and the independent auditor the company’s audited financial statements;

2.	Discussed with the independent auditor the matters required to be communicated under Statement on Auditing Standards No. 61 (Communications with Audit Committees);

3.	Received the written disclosures and letter from the independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and

4.	Discussed with the independent auditor its independence.

Management is responsible for the company’s system of internal controls and the financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. Our Committee’s responsibility is to monitor and oversee these processes. Based on the foregoing review and discussions and a review of the report of Ernst & Young LLP with respect to the consolidated financial statements, and relying thereon, we have recommended to the Board of Directors of Piper Jaffray Companies the inclusion of the audited consolidated financial statements in Piper Jaffray’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors of Piper Jaffray Companies
Frank L. Sims, Chairperson
Samuel L. Kaplan
Lisa K. Polsky

Auditor Fees

Ernst & Young LLP served as our independent auditor for 2007 and 2006. The following table presents fees for professional audit services for the audit of our annual consolidated financial statements for 2007 and 2006 as well as fees for the review of our interim consolidated financial statements for each quarter in 2007 and 2006 and for all other services performed for 2007 and 2006 by Ernst & Young LLP.

	2007	2006

Audit Fees	$949,328	$884,200
Audit-Related Fees(1)	107,150	99,350
Tax Fees	0	0
All Other Fees(2)	5,000	0

Total	$1,061,478	$983,550

(1)	Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. Specifically, the services provided for 2007 and 2006 included services relating to IRA Keogh agreed-upon procedures, employee benefit plan audits and the issuance of an independent auditor’s report on controls placed in operation and tests of operating effectiveness.

(2)	Services for all other fees in 2007 consist of capital markets accounting consultations.

Auditor Services Pre-Approval Policy

The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for us by our independent auditor. In accordance with this policy, the Audit Committee’s practice is to approve annually all audit, audit-related and permissible non-audit services to be provided by the independent auditor during the year. If a service to be provided is not pre-approved as part of the annual process or if it may exceed pre-approved fee levels, the service must receive a specific and separate pre-approval by the Audit Committee, which has delegated authority to grant such pre-approvals during the year to the chairperson of the Audit Committee. Any pre-approvals granted pursuant to this delegated authority are reported to the Audit Committee at its next regular meeting.

Our Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence. On February 20, 2007, the Audit Committee pre-approved certain services to be provided by our independent auditor relating to engagements occurring on or after February 20, 2007. The Audit Committee supplemented this pre-approval on July 31 and November 6, 2007 by pre-approving additional services principally relating to acquisitions that closed during 2007.

ITEM 2 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Audit Committee of our Board of Directors has selected Ernst & Young LLP to serve as our independent auditor for the year ending December 31, 2008. While it is not required to do so, our Board of Directors is submitting the selection of Ernst & Young LLP for ratification in order to ascertain the views of our shareholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

The Board of Directors recommends that you vote FOR ratification of the selection of Ernst & Young LLP as the independent auditor of Piper Jaffray Companies and our subsidiaries for the year ending December 31, 2008. Proxies will be voted FOR ratification of this selection unless otherwise specified.

ITEM 3 — APPROVAL OF THE PIPER JAFFRAY COMPANIES
AMENDED AND RESTATED 2003 ANNUAL AND LONG-TERM INCENTIVE PLAN

Our Board of Directors has unanimously approved, upon the recommendation of the Compensation Committee, an amended and restated version of our Amended and Restated 2003 Annual and Long-Term Incentive Plan (the “Incentive Plan”), subject to obtaining approval of the amendment and restatement from our shareholders at the 2008 annual meeting. The principal purpose for amending and restating the Incentive Plan is to increase the number of shares of our common stock that may be issued under the Incentive Plan by 1,000,000. The Incentive Plan as originally adopted at the time of our spin-off from U.S. Bancorp in December 2003 authorized the issuance of 2,000,000 shares, and we obtained shareholder approval for a 2,100,000-share increase at our 2004 annual meeting and a 400,000-share increase at our 2006 annual meeting. The currently-proposed 1,000,000-share increase will become effective when and if approved by our shareholders.

The Board of Directors recommends that you vote FOR this proposal. Our Board of Directors believes that this proposal is critical to Piper Jaffray’s future success for the following reasons:

•	Equity awards foster an employee ownership culture and motivate employees to create shareholder value.

•	Equity awards are a critical recruitment and retention tool.

•	Our annual equity awards are granted in lieu of — not in addition to — annual cash incentive compensation, and constitute on average 87% of the total of our shares granted each year.

•	We grant equity awards to a broad group of employees and such awards constitute a significant component of our employees’ total compensation.

•	If our shareholders do not approve the Incentive Plan, we would need to increase significantly the cash component of employee compensation.

•	We have sought to address shareholder concerns about dilution through share repurchases.

•	The terms of our annual equity awards are designed to protect shareholder interests.

•	Our share retention policy and stock ownership guidelines further protect shareholder interests.

Equity awards foster an employee ownership culture and motivate employees to create shareholder value. We believe that equity ownership fosters a partnership culture within the company that motivates employees to think and act like owners. By acting like owners, we believe that our employees will focus on shareholder value creation and the long-term success of the company. At the time of our spin-off from U.S. Bancorp in December 2003, our employees had no ownership of our stock, putting us at a competitive disadvantage with other investment banks with meaningful levels of employee ownership. We have been working since the spin-off to increase employee ownership levels, primarily through the use of equity as part of our annual incentive awards. While our employee ownership has increased from nothing at the time of the spin-off to approximately 18% as of February 29, 2008, it still significantly lags the employee ownership of our peer competitors. Similarly, the share ownership of our Management Committee (currently approximately 2%) also significantly lags the executive share ownership of our peer competitors. As a result, we presently intend to grant an incremental performance-based award to each member of our Management Committee in 2008 (together expected to aggregate approximately 375,000 shares). This incremental grant will improve our executive share ownership to more meaningful levels, will further link executive performance with shareholder value, and will function as a significant retention tool for our Management Committee. As currently contemplated, this award would cliff vest if the company met a pre-established return on equity target (return on adjusted common equity) over a fixed period of time (twelve months), assuming the Management Committee member remains an employee. This award would be forfeited, however, if the performance metric for the company is not met within five years. We will not have the ability to make this proposed incremental performance-based award, however, if the proposal to amend and restate the Incentive Plan is not approved by shareholders.

Equity awards are a critical recruitment and retention tool. We would be at a severe competitive disadvantage if we could not compensate our employees using equity awards, especially in the context of the intensely competitive environment in which we operate. Our success is closely correlated with recruiting and retaining talented employees and a strong management team and, as a result, a competitive compensation program is essential to our long-term performance. Firms in our industry typically replace equity that is canceled by the employee’s prior employer, and our recruiting efforts would be compromised due to the loss of equity as a form of compensation available to attract new employees. Further, equity functions as a retention tool because competitors seeking to hire our employees will incur a significant cost in connection with the replacement of equity. We presently intend to increase our use of incremental equity for recruiting and retention purposes in 2008 in order to attract top talent and to help maintain the continuity of our employee base and thus improve our overall productivity. These incremental recruiting- and retention-based grants and the incremental grant for Management Committee members described above would be discretionary; the determination of whether and when to make these incremental grants will depend on a variety of factors, including market conditions. For example, these incremental grants could be reduced or postponed if we expect these awards to negatively impact our ability to make annual incentive grants in February 2009 consistent with our historical equity compensation grant practices.

Our annual equity awards are granted in lieu of — not in addition to — annual cash incentive compensation, and constitute on average 87% of the total of our shares granted each year. Under our performance-based compensation program, employees receive a percentage of their annual incentive compensation in the form of equity awards in lieu of receiving all annual incentive compensation in cash. An employee’s annual performance-based bonus is first determined as a dollar amount, then that amount is divided into a cash component and an equity component. Following our spin-off from U.S. Bancorp in December 2003, annual equity awards comprised on average approximately 87% of the total of our shares granted each year. These annual equity awards are in lieu of — not in addition to — annual cash incentive compensation.

We grant equity awards to a broad group of employees and such awards constitute a significant component of our employees’ total compensation. Annual equity awards are a significant component of our employees’ total compensation. As an employee’s total compensation increases, the percentage of his or her compensation paid in equity generally increases. With respect to 2007 incentive compensation, approximately 500 employees (40% of our 1,238 employees) received equity awards as part of their annual compensation and these equity awards constituted between 15% and 50% of annual incentive compensation.

If our shareholders do not approve the Incentive Plan, we would need to increase significantly the cash component of employee compensation. We do not have a sufficient number of shares available under the existing Incentive Plan to maintain our historical equity compensation grant practices.

Approximately 1,365,183 shares underlying annual equity awards were granted as part of 2007 incentive compensation. There are approximately 634,108 shares available for grant under our existing Incentive Plan as of February 29, 2008. If shareholders do not approve the amendment and restatement of the Incentive Plan, we will be compelled to increase the cash component of total compensation in 2008. By doing so, we will significantly increase the company’s compensation expense for 2008 because the expense associated with cash compensation is realized in the year in which it is earned, as compared to equity expense, which generally is realized over the three-year vesting following the grant date.

We have sought to address shareholder concerns about dilution through share repurchases. We are cognizant of and sensitive to shareholder concerns about dilution and, in an effort to reduce dilution, we have repurchased shares of our common stock over the past three years. Although we awarded approximately 3,941,646 shares (including shares subject to stock options) to employees over the last four years under the Incentive Plan, we repurchased 4,539,004 shares during this period.

			Shares Issued and
	Shares Granted Under	Shares Repurchased	Outstanding
Year	Incentive Plan	During Fiscal Year	at Fiscal Year End

2004	872,664	-0-	19,865,146
2005	1,420,271	1,300,000	19,782,621
2006	898,229	1,648,527	18,544,719
2007	750,482	1,590,477	17,483,635

Total	3,941,646	4,539,004	N/A

The terms of our annual equity awards are designed to protect shareholder interests. The Compensation Committee determines the vesting, payment and cancellation provisions of annual equity awards. Our annual awards generally do not vest until after three years, at which time they vest in full. These terms are designed to encourage employees to focus on the long-term success of the company because employees typically cannot monetize annual equity awards for at least three years after grant. Furthermore, these awards generally are subject to cancellation for, among other things, termination for cause or failing to comply with certain post-termination restrictions.

Our share retention policy and stock ownership guidelines further protect shareholder interests. Management Committee members are subject to our share retention policy that requires Management Committee members to retain at least 50% of the shares awarded to them through our incentive plans, or acquired by them upon exercise of stock options awarded to them, net of taxes and transaction costs, for at least five years. This commitment ties a portion of their net worth to the company’s stock price and provides a continuing incentive for them to work towards superior long-term stock performance. Currently, our Management Committee members hold 100% of all shares that have been awarded to them. In addition, all Management Committee members are subject to stock ownership guidelines that provide for each to hold company stock with a value equal to seven times base salary for the chief executive officer, and two to five times base salary for the other executive officers, depending on the individual’s position, within five years after becoming subject to the guidelines.

Description of the Incentive Plan.

A copy of the Incentive Plan as proposed to be amended and restated is attached as Appendix A, marked to show changes from the current version of the Incentive Plan. The following information summarizes the proposed amended and restated Incentive Plan and is qualified in its entirety by reference to Appendix A.

Summary of Key Terms

Shares Currently Authorized	4,500,000 shares.

Amendment to Increase Shares	Increase of 1,000,000 shares.

Shares Available for Grant	There are approximately 634,108 shares available for grant under our existing Incentive Plan as of February 29, 2008.

Expected Share Usage	All shares that currently remain available for grant are expected to be used in the next 12 months in connection with 2008 recruiting, retention, director compensation and annual incentive compensation, and we will need additional shares to complete our annual incentive grants to employees in February 2009.

Additional Amendments	The only other amendments being proposed to the Incentive Plan are minor technical revisions that relate to the grant of awards to employees located internationally.

Vesting	Vesting is determined by the Compensation Committee, but historically all employee awards have had three-year cliff vesting.

Prohibitions	The Incentive Plan prohibits the grant of stock options at a price below fair market value as well as the repricing of stock options without shareholder approval.

No Other Equity Plans	The Incentive Plan is our only equity plan that permits us to grant equity awards.

Purpose

The purpose of the Incentive Plan is to promote the interests of our company and our shareholders by making us competitive in attracting, retaining and motivating officers, employees, directors and consultants, to offer these persons incentives directly linked to the profitability of our businesses and increases in shareholder value, and to provide these persons an opportunity to acquire a proprietary interest in Piper Jaffray.

Eligibility

Our current and prospective directors, officers, employees and consultants, as well as those of our affiliates, are eligible to participate in the Incentive Plan. As of February 1, 2008, approximately 1,255 persons were eligible to participate in the Incentive Plan.

Administration

The Incentive Plan is administered by the Compensation Committee of our Board of Directors, which has broad authority to administer the plan. This authority includes the power to (1) delegate certain administrative responsibilities with respect to the Incentive Plan to directors and certain officers selected in the Committee’s discretion, and (2) determine the eligible individuals to whom and the time or times at which awards will be granted, the number of shares subject to awards to be granted to any eligible individual, the life of any award and any terms and conditions of the grant that are not contained in the Incentive Plan. Each grant under the Incentive Plan is confirmed by and subject to the terms of an award agreement.

Authorized Shares

The Incentive Plan was originally adopted in December 2003 in connection with our spin-off from U.S. Bancorp and authorized the issuance of 2,000,000 shares of our common stock. We amended the Incentive Plan at our 2004 and 2006 annual meetings of shareholders to add 2,100,000 shares and

400,000 shares, respectively. There are approximately 634,108 shares available for grant under the company’s existing Incentive Plan as of February 29, 2008. We currently expect that shares remaining available for grant will be used in the next 12 months in connection with 2008 recruiting, retention, director compensation and annual incentive compensation and, as a result, we are requesting a 1,000,000-share increase expected to cover our equity grants to employees through 2009. We typically grant awards to employees (including officers) based on performance and retention objectives, in addition to any other objectives that our Compensation Committee may determine to be relevant. With respect to our directors, our grants are compensatory and will be in the amounts described above under “Information Regarding the Board of Directors and Corporate Governance — Compensation Program for Non-Employee Directors.”

Grants of shares that may be issued under the Incentive Plan may be authorized but unissued shares or shares reacquired and held in our treasury. In general, we use treasury shares to the extent available before issuing new shares in connection with awards. No more than 250,000 shares of common stock may be subject to “qualified performance-based awards” granted to any eligible individual in any fiscal year of the company.

If an award entitles the holder to receive or purchase shares, the number of shares covered by the award or to which the award relates will be counted on the date of grant of the award against the aggregate number of shares available for granting awards under the Incentive Plan. Any shares that are used by a participant as full or partial payment to us of the purchase price relating to an award, including in connection with the satisfaction of tax obligations relating to an award, will again be available for granting awards under the Incentive Plan. In addition, if any shares covered by an award or to which an award relates are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the Incentive Plan to the extent of any such forfeiture or termination will again be available for granting awards under the Incentive Plan.

Adjustments

In the event of certain types of corporate transactions or restructurings, such as stock splits, mergers, consolidations, separations, spin-offs, liquidations, reorganizations or other distributions of stock or property of our company, including an extraordinary stock or cash dividend, the Committee or our Board may make adjustments to the aggregate number and kind of shares reserved for issuance under the Incentive Plan, in the maximum share limitations upon stock options, stock appreciation rights and other awards to be granted to any individual, in the number, kind and exercise price of outstanding stock options and stock appreciation rights, in the number and kind of shares subject to other outstanding awards granted under the Incentive Plan and any other equitable substitutions or adjustments that the Committee or Board determines to be appropriate; however, any adjustments made to an award that is considered to be deferred compensation under Section 409A of the Internal Revenue Code must comply with Section 409A.

Restricted Stock and Restricted Stock Units

Shares of restricted stock and restricted stock units (RSUs) will be subject to restrictions as the Committee may impose, which may lapse separately or in combination at such time or times, in installments or otherwise as the Committee may deem appropriate. The grant or vesting of restricted stock and RSUs may be performance-based, time-based or both. Restricted stock and RSUs may be “qualified performance-based awards,” in which event the grant or vesting of such restricted stock or RSUs will be conditioned upon the attainment of performance goals. Except as otherwise determined by the Committee, upon a participant’s termination of employment (as determined under criteria established by the Committee) during the restriction period, all shares of restricted stock and RSUs subject to restriction will be forfeited and reacquired by the company, except that the Committee may waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or RSUs.

If the grant is intended to be a “qualified performance-based award,” the applicable performance goals must be based on the attainment of specified levels of one or more of the following measures:

•	revenue growth;

•	earnings before interest, taxes, depreciation, and amortization;

•	earnings before interest and taxes;

•	operating income;

•	pre- or after-tax income;

•	earnings per share;

•	cash flow;

•	cash flow per share;

•	return on equity;

•	return on tangible equity;

•	return on invested capital;

•	return on assets;

•	economic value added (or an equivalent metric);

•	share price performance;

•	total shareholder return;

•	improvement in or attainment of expense levels; or

•	improvement in or attainment of working capital levels.

These goals are established by the Committee and may be established on a company-wide basis or with respect to one or more business units, divisions or subsidiaries and can be on an absolute or relative basis. A “qualified performance-based award” is a grant of restricted stock or RSUs designated as such by the Committee at the time of grant based upon a determination that (a) the recipient is or may be a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code in the year in which we would expect to be able to claim a tax deduction with respect to such award and (b) the Committee wishes such grant to qualify for the exemption from the limitation on deductibility of compensation with respect to any covered employee imposed by Section 162(m) of the Internal Revenue Code.

The provisions of restricted stock and RSUs, including any applicable performance goals, need not be the same with respect to each participant. During the restriction period, the Committee may require that any stock certificates evidencing restricted shares be held by us. With respect to restricted stock awards, other than restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a shareholder holding the class or series of stock that is the subject of the award.

Performance Awards

The Committee may grant performance awards to eligible individuals. A performance award may be denominated or payable in cash, shares, other securities, other awards or other property and will provide the holder with the right to receive payments, in whole or in part, upon the achievement of specified performance goals. Subject to the terms of the Incentive Plan, the performance goals to be achieved, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the Committee. The Committee may, prior to or at the time of the grant, designate performance awards as “qualified performance-based awards,” in which event it will condition the settlement of the awards upon the attainment of one or more of the performance goals described above under “— Restricted Stock and Restricted Stock Units.” Performance awards denominated in cash that are payable to any individual participant with respect to any calendar year are limited to a maximum of $7.5 million.

Stock Options

The Committee may grant stock options to eligible individuals. Only non-qualified stock options are permitted to be granted under the Incentive Plan. The exercise price per share purchasable under a stock option will be determined by the Committee, but cannot be less than 100% of the fair market value of a share of our common stock on the date of grant of the option. The term of each stock option will be fixed by the Committee at the time of grant, but in no event may it be more than ten years from the grant date. The Committee will determine the time or times at which a stock option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price may be made.

Stock Appreciation Rights

The Committee may grant stock appreciation rights to eligible individuals. Each stock appreciation right will confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of shares equal to the excess of (a) the fair market value of one share of our common stock on the date of exercise (or, if the Committee determines, at any time during a specified period before or after the date of exercise) over (b) the grant price of the stock appreciation right as determined by the Committee. The grant price may not be less than 100% of the fair market value of one share on the date of grant of the stock appreciation right. Subject to the terms of the Incentive Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any stock appreciation right will be as determined by the Committee, but in no event may the term of a stock appreciation right be longer than ten years.

Other Stock-Based Awards

Other awards of common stock and other awards that are valued by reference to, or otherwise based upon, common stock, including without limitation dividend equivalents and convertible debentures, may also be granted under the Incentive Plan, either alone or in conjunction with other awards.

Transferability of Awards

Awards are non-transferable other than by will or the laws of descent and distribution. However, in the discretion of the Committee, non-qualified stock options may be transferred to the holder’s immediate family members, directly or indirectly or by means of a trust, partnership or otherwise. Stock options and stock appreciation rights may be exercised only by the initial holder, a permitted transferee or a guardian, legal representative or beneficiary.

Change in Control

Notwithstanding any other provision of the Incentive Plan, unless otherwise provided by the Committee in any award agreement, in the event of a change in control of Piper Jaffray any stock options and stock appreciation rights outstanding as of the date of such change in control, and which are not then exercisable and vested, will become fully exercisable and vested; the restrictions and deferral limitations applicable to any restricted stock and RSUs will lapse, and such restricted stock and RSUs will become free of all restrictions and become fully vested; all performance awards will be considered to be earned and payable in full; and any deferral or other restriction will lapse and such performance awards will be settled in cash or shares, as determined by the Committee, as promptly as is practicable. All restrictions on other awards will lapse and such awards will become free of all restrictions and fully vested.

Amendments and Termination

Our Board of Directors may at any time amend, alter or discontinue the Incentive Plan, but shareholder approval is required for any amendment that could increase the number of shares granted under the Incentive Plan and as otherwise may be required by applicable law or stock exchange rules.

The Committee generally may amend the terms of any outstanding stock option or other award but may not decrease the exercise price of an outstanding stock option or take any action that would constitute a “repricing” of an outstanding stock option unless the amendment is approved by shareholders as required by applicable law or stock exchange rules. Further, the Committee may not amend an award in a way that causes a “qualified performance-based award” to cease to qualify for the Section 162(m) exemption or that impairs the rights of any holder without the holder’s consent.

In the event an award is granted to an individual who is employed outside the United States and is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the grant as they pertain to such individual to achieve the purposes of the Incentive Plan.

Term of the Incentive Plan

If the amendment and restatement of the Incentive Plan is approved by shareholders, the Incentive Plan will terminate on May 7, 2018, which is the tenth anniversary of the approval date of the Incentive Plan, or on any earlier date determined by our Board of Directors.

Registration

We have registered shares of common stock that currently may be issued under the Incentive Plan on four registration statements on Form S-8. The amount of shares registered includes shares of common stock currently available for issuance under the Incentive Plan as well as shares of the common stock forfeited by plan participants or used to satisfy tax obligations of plan participants and again available for issuance pursuant to the terms of the Plan. If this proposal is approved, we intend to register on Form S-8 the additional 1,000,000 shares to be issued under the Incentive Plan as well as shares that are again available for grant due to forfeitures and tax withholdings.

Tax Consequences of Awards

The tax consequences of options granted under the Incentive Plan are complex and depend, in large part, on the surrounding facts and circumstances. This section provides a brief summary of certain significant federal income tax consequences of the Incentive Plan under existing U.S. law. This summary is not a complete statement of applicable law and is based upon the Internal Revenue Code, as well as administrative and judicial interpretations of the Internal Revenue Code, as in effect on the date of this description. If federal tax laws, or interpretations of such laws, change in the future, the information provided here may no longer be accurate. This section does not consider state, local or foreign tax consequences, nor does it discuss the effect of gift, estate or inheritance taxes.

No later than the date as of which an amount first becomes includible in the gross income of a participant for federal income tax purposes with respect to any award under the Incentive Plan, the participant must pay us, or make arrangements satisfactory to us regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Our obligations under the Incentive Plan are conditional on such payment or arrangements, and we will, to the extent permitted by law, be entitled to take such action and establish such procedures as we deem appropriate to withhold or collect all applicable payroll, withholding, income or other taxes from a participant. In order to assist a participant in paying all or a portion of the federal, state, local and foreign taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an award, the Committee may permit a participant to satisfy tax obligations by (a) electing to have us withhold a portion of the shares or other property otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) an award with a fair market value equal to the amount of such taxes or (b) delivering to us shares or other property other than shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such award with a fair market value equal to the amount of such taxes. Any such election must be made on or before the date that the amount of tax to be withheld is determined.

A participant will not recognize any taxable income and we will not be entitled to a deduction at the time a non-qualified stock option is granted. When a non-qualified stock option is exercised, the excess of the fair market value of the shares acquired on the exercise of the option over the exercise price will be taxable to a participant as ordinary income. We, in computing our U.S. federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the participant, subject to certain limitations. When a participant sells his or her shares of stock, the participant generally will have a capital gain (or loss), depending on the difference between the sale price and the fair market value of the stock on the date the participant exercised his or her option. The capital gain (or loss) is considered “long term” or “short term” depending on how long the participant has held the stock.

Unless a participant files an election to be taxed under Section 83(b) of the Internal Revenue Code, the participant will not realize income upon the grant of restricted stock. The participant will realize ordinary income and Piper Jaffray will be entitled to a corresponding deduction when the restrictions lapse, and the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions lapse. If the recipient files an election to be taxed under Section 83(b) of the Internal Revenue Code, the tax consequences to the participant and Piper Jaffray will be determined as of the date the restricted stock is granted rather than as of the date the restrictions lapse.

When a participant disposes of restricted stock, the difference between the amount received upon disposition and the fair market value of the shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss. The capital gain (or loss) is considered “long term” or “short term” depending on how long the participant has held such stock after the date the restrictions are removed or expire, or, if an election under Section 83(b) is filed, after the date the restricted stock is granted.

New Plan Benefits

Future plan awards to be received by or allocated to particular participants are not presently determinable.

Outstanding Equity Awards

The only equity plan we have established is our Amended and Restated 2003 Annual and Long-Term Incentive Plan. The following table summarizes, as of December 31, 2007, the number of shares of our common stock to be issued upon exercise of outstanding options granted under the plan, the weighted-average exercise price of such options, and the number of shares remaining available for future issuance under the plan for all awards as of December 31, 2007.

Number of Shares
	Number of Shares to		Remaining Available
	be Issued Upon	Weighted-Average	for Future Issuance
	Exercise of	Exercise Price of	Under Equity
	Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options, Warrants	(Excluding Shares
Plan Category	and Rights	and Rights	in First Column)

Equity compensation plans approved by shareholders	553,447	$44.99	1,941,864	(1)
Equity compensation plans not approved by shareholders	None	N/A	None

(1)	Based on the 4,500,000 shares currently authorized for issuance under the plan and does not reflect our proposal included in this proxy statement to increase the number of authorized shares. In addition to the 553,447 shares to be issued upon the exercise of outstanding options to purchase our common stock, 1,996,520 shares of restricted stock issued under the plan were outstanding as of December 31, 2007. All of the 1,941,864 shares available for future issuance under the plan as of December 31, 2007, may be granted in the form of restricted stock, RSUs, options or another equity-based award authorized under the plan.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

In order for a shareholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for the 2009 annual meeting of shareholders, the written proposal must be received at our principal executive offices on or before November 14, 2008. The proposal should be addressed to Piper Jaffray Companies, Attention: James L. Chosy, Secretary, 800 Nicollet Mall, Suite 800, Mail Stop J09N05, Minneapolis, Minnesota 55402. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

In accordance with our bylaws, in order to be properly brought before the 2009 annual meeting, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to our principal executive offices in Minneapolis, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our bylaws (and not pursuant to Rule 14a-8 of the Securities and Exchange Commission) must be received no earlier than January 7, 2009, and no later than February 6, 2009.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

Our 2007 Annual Report to Shareholders, including financial statements for the year ended December 31, 2007, accompanies this proxy statement. Shareholders may obtain this proxy statement, our Annual Report and/or a copy of our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2007, without charge by viewing these documents on our Web site at www.piperjaffray.com/proxymaterials, or by writing to Piper Jaffray Companies, Attention: Investor Relations, 800 Nicollet Mall, Suite 800, Mail Stop J09N05, Minneapolis, Minnesota 55402.

HOUSEHOLDING

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Currently, only brokers household our proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact us in writing or by telephone at Piper Jaffray Companies, Attention: Investor Relations, 800 Nicollet Mall, Suite 800, Mail Stop J09N05, Minneapolis, Minnesota 55402, (612) 303-6277. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of Piper Jaffray.

James L. Chosy
Secretary

Dated: March 14, 2008

APPENDIX A

PIPER JAFFRAY COMPANIES
AMENDED AND RESTATED
2003 ANNUAL AND LONG-TERM INCENTIVE PLAN

(as amended and restated effective May ~~2~~7, 200~~6~~8)

Section 1. Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by giving the Company a competitive advantage in attracting, retaining and motivating employees, officers, consultants and Directors capable of assuring the future success of the Company, to offer such persons incentives that are directly linked to the profitability of the Company’s businesses and increases in stockholder value, and to afford such persons an opportunity to acquire a proprietary interest in the Company.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below.

(a) “Affiliate” means any entity that, directly or indirectly through one or more intermediaries, is controlled by, controlling or under common control with the Company.

(b) “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant, Other Stock-Based Award or Tax Offset Bonus granted under the Plan.

(c) “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Change in Control” has the meaning set forth in Section 7.

(g) “Committee” means a committee of Directors designated by the Board to administer the Plan, which initially shall be the Compensation Committee of the Board. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall be an Outside Director.

(h) “Company” means Piper Jaffray Companies, a Delaware corporation.

(i) “Covered Employee” means a Participant designated prior to the grant of Restricted Stock, Restricted Stock Units or Performance Awards by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which any such Award is expected to be taxable to such Participant.

(j) “Director” means a member of the Board, including any Outside Director.

(k) “Dividend Equivalent” means any right granted under Section 6(e) of the Plan.

(l) “Effective Date” has the meaning set forth in Section 11 of the Plan.

(m) “Eligible Individual” means any employee, officer, Director or consultant providing services to the Company or any Affiliate, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or any Affiliate, whom the Committee determines to be an Eligible Individual.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o) “Exercise Price” has the meaning set forth in Section 6(a) of the Plan.

(p) “Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and except as otherwise provided by the Committee, the Fair Market Value of a Share as of a given date shall be the closing sales price for one Share on the New York Stock Exchange or such other national securities market or exchange as may at the time be the principal market for the Shares, or if the Shares were not traded on such national securities market or exchange on such date, then on the next preceding date on which the Shares are traded, all as reported by such source as the Committee may select.

(q) “Non-Qualified Stock Option” means any Stock Option that is not designated as, or is not intended to qualify as, an “incentive stock option” within the meaning of Section 422 of the Code.

(r) “Outside Director” means any Director who qualifies as an “outside director” within the meaning of Section 162(m) of the Code and as a “non-employee director” within the meaning of Rule 16b-3.

(s) “Participant” means an Eligible Individual designated to be granted an Award under the Plan.

(t) “Performance Award” means any right granted under Section 6(d) of the Plan.

(u) “Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures with respect to the Company or such subsidiary, division or department of the Company for or within which the Participant performances services: revenue growth; earnings before interest, taxes, depreciation, and amortization; earnings before interest and taxes; operating income; pre- or after- tax income; earnings per share; cash flow; cash flow per share; return on equity; return on tangible equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon the attaining of specified levels of Company performance under one or more of the measures described above relative to the performance of other companies.

(v) “Plan” means this Piper Jaffray Companies Amended and Restated 2003 Annual and Long-Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(w) “Qualified Performance-Based Award” means an Award of Restricted Stock, Restricted Stock Units or Performance Awards designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a Covered Employee in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock or Performance Awards and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

(x) “Restricted Stock” means any Share granted under Section 6(c) of the Plan.

(y) “Restricted Stock Unit” means any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(z) “Rule 16b-3” means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as amended from time to time.

(aa) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(bb) “Share” or “Shares” means a share or shares of common stock, par value $.01 per share, of the Company.

(cc) “Stock Appreciation Right” means any right granted under Section 6(b) of the Plan.

(dd) “Stock Option” means a Non-Qualified Stock Option granted under Section 6(a) of the Plan.

Section 3. Administration

(a) Power and Authority of the Committee.  The Plan shall be administered by the Committee. Subject to the terms of the Plan and to applicable law, the Committee shall have full power and authority to:

(i) designate Participants;

(ii) determine whether and to what extent any type (or types) of Award is to be granted hereunder;

(iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award;

(iv) determine the terms and conditions of any Award or Award Agreement;

(v) subject to Section 9 hereof, amend the terms and conditions of any Award or Award Agreement and accelerate the vesting and/or exercisability of any Stock Option or waive any restrictions relating to any Award; provided, however, that (A) except for adjustments pursuant to Section 4(c) of the Plan, in no event may any Stock Option granted under this Plan be (x) amended to decrease the Exercise Price thereof, (y) cancelled in conjunction with the grant of any new Stock Option with a lower Exercise Price, or (z) otherwise subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Option, unless such amendment, cancellation, or action is approved by the stockholders of the Company to the extent required by applicable law and stock exchange rules and (B) the Committee may not adjust upwards the amount payable to a Covered Employee with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith in a manner that would violate Section 162(m) of the Code.

(vi) determine whether, to what extent and under what circumstances the exercise price of Awards may be paid in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended;

(vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee;

(viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan;

(ix) adopt, alter, suspend, waive or repeal such rules, guidelines and practices and appoint such agents as it shall deem advisable or appropriate for the proper administration of the Plan; and

(x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including without limitation, the Company, its Affiliates, subsidiaries, shareholders, Eligible Individuals and any holder or beneficiary of any Award.

(b) Action by the Committee; Delegation.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate all or any part of its duties and powers under the Plan to one or more persons, including Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in a manner that would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption; and provided, further, that any such delegation may be revoked by the Committee at any time.

(c) Power and Authority of the Board.  Notwithstanding anything to the contrary contained herein, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

Section 4. Shares Available for Awards

(a) Shares Available.  Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be~~4,500,000~~5,500,000. Shares that may be issued under the Plan may be authorized but unissued Shares or Shares re-acquired and held in treasury.

(b) Accounting for Awards.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, including in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(c) Adjustments.  In the event of any change in corporate capitalization (including, but not limited to, a change in the number of Shares outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company (including any extraordinary cash or stock dividend), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options and Stock Appreciation Rights and other Awards to be granted to any Participant, in the number, kind and Exercise Price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion (including, without limitation, the provision of an amount in cash in consideration for any such Awards); provided, however, that the number of shares subject to any Award shall always be a whole number. Without limiting the generality of the foregoing, in connection with any Disaffiliation of a subsidiary of the Company, the Committee shall have the authority to arrange for the assumption or replacement of Awards with new awards based on shares of the affected subsidiary or by an affiliate of an entity that controls the subsidiary following the Disaffiliation. For purposes hereof, “Disaffiliation” of a subsidiary shall mean the subsidiary’s ceasing to be a subsidiary of the Company for any reason (including, without limitation, as a result of a public offering, spin-off, sale or other distribution or transfer by the Company of the stock of the subsidiary). Notwithstanding the foregoing, to the extent that any Award is otherwise considered to be deferred compensation under Section 409A of the Code, any adjustment to such Award will comply with Section 409A of the Code (including current and future guidance issued by the Department of Treasury and or the Internal Revenue Service).

(d) Award Limitations.  No more than 250,000 shares of Common Stock may be subject to Qualified Performance-Based Awards granted to any Eligible Individual in any fiscal year of the Company.

Section 5. Eligibility

Any Eligible Individual shall be eligible to be designated a Participant. In determining which Eligible Individuals shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Individuals, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant.

Section 6. Awards

(a) Stock Options.  The Committee is hereby authorized to grant Stock Options (which may only be Non-Qualified Stock Options) to Eligible Individuals with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price.  The purchase price per Share purchasable under a Stock Option (the “Exercise Price”) shall be determined by the Committee; provided, however, that such Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Stock Option.

(ii) Option Term.  The term of each Stock Option shall be fixed by the Committee at the time of grant, but in no event shall be more than 10 years from the date of grant.

(iii) Time and Method of Exercise.  The Committee shall determine the time or times at which a Stock Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable Exercise Price) in which, payment of the Exercise Price with respect thereto may be made or deemed to have been made.

(b) Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Individuals subject to the terms of the Plan. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares equal to the excess of (A) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (B) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee, provided that in no event shall the term of a Stock Appreciation Right be longer than ten years.

(c) Restricted Stock and Restricted Stock Units.  The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Individuals with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, limitation on transfer, forfeiture conditions, limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. The grant or vesting of Restricted Stock and Restricted Stock Units may be performance-based or time-based or both. Restricted Stock and Restricted Stock Units may be Qualified Performance-Based Awards, in which event the grant or vesting, as applicable, of such Restricted Stock or Restricted Stock Units shall be conditioned upon the attainment of Performance Goals.

(ii) Stock Certificates; Delivery of Shares.

(A) Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the applicable Award Agreement and possible forfeiture of such shares of Restricted Stock. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(B) In the case of Restricted Stock Units, no Shares or other property shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units (or at such later time as may be determined by the Committee), Shares or other cash or property shall be issued to the holder of the Restricted Stock Units and evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.

(iii) Forfeiture.  Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Eligible Individuals subject to the terms of the Plan. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee may, prior to or at the time of the grant, designate Performance Awards as Qualified Performance-Based Awards, in which event it shall condition the settlement thereof upon the attainment of Performance Goals. Performance Awards denominated in cash that are payable to any individual Participant with respect to any calendar year will be limited to a maximum of $7,500,000.

(e) Dividend Equivalents.  The Committee is hereby authorized to grant Dividend Equivalents to Eligible Individuals under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(f) Other Stock Grants.  The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Individuals Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(g) Other Stock-Based Awards.  The Committee is hereby authorized to grant to Eligible Individuals, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(h) Tax Offset Bonus.  The Committee may grant to a Participant, at the time of granting an Award or at any time thereafter, the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the Participant, for the purpose of assisting the Participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine (a “Tax Offset Bonus”).

(i) General.

(i) Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.

(ii) Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment Under Awards.  Subject to the terms of the Plan, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine (including cash, Shares, other securities, other Awards or other property or any combination thereof); provided, however, that such payments or transfers shall not be in the form of promissory notes. Such payments or transfers may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards.  No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; and provided, further, that, if so determined by the Committee, a Participant may transfer a Non-Qualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)) at any time that such Participant holds such Stock Option, whether directly or indirectly or by means of a trust or partnership or otherwise, provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer. Except as otherwise determined by the Committee, each Award or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee, no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards.  Subject to Section 6(a)(ii) of the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vi) Restrictions.  All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions.

Section 7. Change in Control

(a) Impact of Event.  Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided by the Committee in any Award Agreement, in the event of a Change in Control:

(i) Any Stock Options and Stock Appreciation Rights outstanding as of the date of such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested.

(ii) The restrictions and deferral limitations applicable to any Restricted Stock and Restricted Stock Units shall lapse, and such Restricted Stock and Restricted Stock Units shall become free of all restrictions and become fully vested.

(iii) All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be settled in cash or Shares, as determined by the Committee, as promptly as is practicable.

(iv) All restrictions on other Awards shall lapse and such Awards shall become free of all restrictions and become fully vested.

(b) Definition of Change in Control.  For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) Any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) Any acquisition by the Company,

(3) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) Any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 7(b); or

(ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 7(b), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 8. Income Tax Withholding

No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal or foreign income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, be entitled to take such action and establish such procedures as it deems appropriate to withhold or collect all applicable payroll, withholding, income or other taxes from such Participant, including without limitation withholding applicable tax from Participant’s cash compensation paid by the Company or an Affiliate. In order to assist a Participant in paying all or a portion of the federal, state, local and foreign taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an

Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares or other property otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares or other property other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes, provided that, in either case, not more than the legally required minimum withholding may be settled with Shares. Any such election must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. Amendment and Termination

(a) Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i) requires stockholder approval under the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or

(ii) increases the number of Shares authorized under the Plan as specified in Section 4(a) of the Plan.

(b) Amendments to Awards.  The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof or such amendment would cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(c) Correction of Defects, Omissions and Inconsistencies.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 10. General Provisions

(a) No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Individuals or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements.  No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(c) No Rights of Stockholders.  Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.

(d) No Limit on Other Compensation Plans or Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Employment.  The Plan shall not constitute a contract of employment, and adoption of the Plan or the grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or an Affiliate, or a non-employee Director to be retained as a Director, nor shall it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f) Governing Law.  The Plan and all Awards granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws thereof.

(g) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h) Application to Participants Outside the United States.  In the event an Award is granted to a Participant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law.

(i) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Individual or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Other Benefits.  No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

(k) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(m) Section 16 Compliance; Section 162(m) Administration.  The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Individuals. The Company intends that all Stock Options and Stock Appreciation Rights granted under the Plan to individuals who are or who the Committee believes will be

Covered Employees will constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(n) Conditions Precedent to Issuance of Shares.  Shares shall not be issued pursuant to the exercise or payment of the Exercise Price or purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended from time to time, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable stock exchange and the Delaware General Corporation Law. As a condition to the exercise or payment of the Exercise Price or purchase price relating to such Award, the Company may require that the person exercising or paying the Exercise Price or purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(o) Conformance to Section 409A of the Code.  To the extent that any Performance Awards otherwise constitute deferred compensation subject to Section 409A of the Code, the acceleration of the payment of such awards upon a Change in Control of the Company as provided under the Plan shall occur only if the Change in Control satisfies the definition in effect under Section 409A of the Code, as determined in the good-faith opinion of the Committee. Furthermore, to the extent that any other payment under the Plan is considered to be deferred compensation subject to Section 409A of the Code, if the provisions of the plan fail to satisfy the requirements of Section 409A(2), (3) or (4) of the Code with respect to such payment, such provisions shall be applied in operation in a manner that, in the good-faith opinion of the Committee, bring the provision into compliance with those requirements while preserving as closely as possible the original intent of the provision. The Company (including any successor) shall provide subsequent amendments to the Plan if and as necessary to conform the terms of the Plan to any such operational modifications with the intent being to adopt all necessary amendments by December 31, 2006, or such other date required under guidance issued under Section 409A of the Code.

Section 11. Effective Date of Plan

Upon its adoption by the Board, the Plan shall be submitted for approval by the stockholders of the Company and shall be effective as of the date of such approval (the “Effective Date”).

Section 12. Term of the Plan

The Plan will terminate on the tenth anniversary of the Effective Date or any earlier date of discontinuation or termination established pursuant to Section 9 of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

LOCATION OF PIPER JAFFRAY COMPANIES ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 7, 2008, at 3:30 p.m.
The Huber Room in our Minneapolis Headquarters
12th Floor, U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, MN 55402

Target Center
1st Ave. N.
Hennepin Ave.
Washington Ave.
11th Street N.
12th St. N.
Marquette Ave.
4th Street S.
Nicollet Mall
7th Street S.
8th Street S.
9th Street S.
5th Ave. S.
11th Street S.
12th Street S.
Chicago Avenue S.
Hubert H. Humphrey Metrodome
Minneapolis Convention Center
LaSalle Ave.
8th St. South
9th St. South
Nicollet Mall

N
MPLS.
ST. PAUL
INT'L AIRPORT

PARKING: Recommended in the U.S. Bancorp Center Public Parking on LaSalle Avenue. The entrance is on LaSalle Avenue between 8th and 9th streets.

FROM THE NORTH:
Take I-94 South/East to 4th Street exit. Continue straight onto 4th Street North. Turn right onto 1st Avenue North. Turn left onto 8th Street North. Turn right onto LaSalle Avenue. Follow LaSalle Avenue for .5 blocks and U.S. Bancorp Center Public Parking will be on your left.

FROM THE SOUTH (AIRPORT):
Take I-494 West from the Minneapolis Airport. Take the I-35 North exit and go north on 1-35 towards DOWNTOWN EXITS. Take the 5th Avenue South exit. Turn left onto 9th Street South. Turn right onto LaSalle Avenue. Follow LaSalle Avenue for .5 blocks and U.S. Bancorp Center Public Parking will be on your right.

FROM THE EAST:
Take I-94 West towards Minneapolis. Take the 11th Street South exit.
Turn slight left to take the 11th Street South ramp. Turn slight left onto 11th Street South. Turn right onto LaSalle. Follow LaSalle Avenue for 2.5 blocks and U.S. Bancorp Center Public Parking will be on your right.

FROM THE WEST:
Take I-394 East towards Minneapolis. Take the 12th Street North exit.
Turn slight right onto 12th Street North. Turn left onto Hennepin Avenue. Turn right onto 8th Street South. Turn right onto LaSalle Avenue. Follow LaSalle Avenue for .5 blocks and U.S. Bancorp Center Public Parking will be on your left.

Beneficial owners of common stock held in street name by a broker, bank, trust or other nominee may need proof of ownership to be admitted to the meeting. A brokerage statement or letter from the broker, bank, trust or other nominee are examples of proof of ownership.

ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 7, 2008
3:30 p.m. (Central Daylight Time)
Piper Jaffray Companies
The Huber Room in our Minneapolis Headquarters
12th Floor, U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, MN 55402

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be held on May 7, 2008:
 The Notice and Proxy Statement and Annual Report are available at www.piperjaffray.com/proxymaterials.

PIPER JAFFRAY COMPANIES
PROXY FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
I appoint James L. Chosy and Thomas P. Schnettler, together and separately, as proxies to vote all shares of common stock that I have power to vote at the annual meeting of shareholders to be held on May 7, 2008 in Minneapolis, Minnesota, and at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(continued, and to be signed and dated on reverse side)

800 NICOLLET MALL, SUITE 800 MAIL STOP J09N05 MINNEAPOLIS, MN 55402	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Daylight Time on Tuesday, May 6, 2008. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Piper Jaffray Companies in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903 (from the U.S. and Canada)

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Daylight Time on Tuesday, May 6, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Piper Jaffray Companies, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PIPER1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PIPER JAFFRAY COMPANIES		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.		☐	☐	☐
Vote on Directors

1.	Election of Directors: 01) Michael R. Francis 02) Addison L. Piper 03) Lisa K. Polsky

Vote on Proposals	For	Against	Abstain

2. Ratification of the selection of Ernst & Young LLP as the independent auditor for the year ended December 31, 2008.	☐	☐	☐

3. Approval of the Amended and Restated 2003 Annual and Long-Term Incentive Plan.	☐	☐	☐

This proxy will be voted as directed. If no direction is made, it will be voted "FOR" Proposals 1, 2 and 3.

PLEASE SIGN exactly as name appears hereon. Joint owners each should sign. Executors, administrators, trustees, etc. should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

[E-mail notice regarding electronic delivery of proxy materials sent by Broadridge Financial Solutions, Inc. to Piper Jaffray Companies employee-shareholders and to non-employee shareholders who have elected to receive proxy materials by electronic delivery]
PROXYVOTE.COM
You are receiving this e-mail because you are either an employee- shareholder of Piper Jaffray Companies, with access to company e-mail, or you are a non-employee shareholder who previously elected to receive your proxy card and other proxy materials by electronic delivery. You will not receive a proxy card or other proxy materials by mail. Instead, this e-mail contains instructions on how to access the 2007 Annual Report to Shareholders and the 2008 Proxy Statement for Piper Jaffray Companies and how to vote shares via the Internet.
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This is a NOTIFICATION of the:
Piper Jaffray Companies 2008 Annual Meeting of Shareholders
RECORD DATE: March 10, 2008
MEETING DATE: May 7, 2008
CUSIP NUMBER:
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Please review the Piper Jaffray Companies 2007 Annual Report to Shareholders and 2008 Proxy Statement before voting. The Proxy Statement discusses the proposals to be voted on, information about the annual meeting and voting, and other information about the company. You can view the Piper Jaffray Companies 2007 Annual Report to Shareholders and 2008 Proxy Statement and enter your voting instructions at the following site. If your browser supports secure transactions you will be automatically directed to a secure site.
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Annual Report

Notice of Proxy Statement

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